                                                                EXHIBIT 10.28

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The omitted portions are marked "***" and have been filed separately with the Securities and Exchange Commission (the "Commission").



                          EXCLUSIVE LICENSE AGREEMENT

                                BY AND BETWEEN

                                 ZONAGEN, INC.
                                      AND
                             SCHERING-PLOUGH LTD.

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - DEFINITIONS........................................ -1-
      1.1   "Additional Indication"............................ -1-
      1.2   "Affiliate"........................................ -1-
      1.3   "Calendar Quarter"................................. -2-
      1.4   "Calendar Year".................................... -2-
      1.5   "Change of Control"................................ -2-
      1.6   "Combination Product".............................. -3-
      1.7   "Effective Date"................................... -3-
      1.8   "FDA".............................................. -3-
      1.9   "Female Sexual Function Indication"................ -4-
     1.10   "Field"............................................ -4-
     1.11   "First Commercial Sale"............................ -4-
     1.12   "HRD".............................................. -4-
     1.13   "HSR Act".......................................... -4-
     1.14   "Improvement"...................................... -4-
     1.15   "Licensed Compound"................................ -4-
     1.16   "Licensed Product(s)".............................. -4-
     1.17   Male Sexual Function Indication"................... -4-
     1.18   "Manufacture"...................................... -5-
     1.19   "***".............................................. -5-
     1.20   "NDA".............................................. -6-
     1.21   "Net Sales"........................................ -6-
     1.22   "Patent Rights".................................... -7-
     1.23   "Proprietary Information".......................... -7-
     1.24   "Regulatory Approval".............................. -7-
     1.25   "Regulatory Authority"............................. -7-
     1.26   "SP Ltd. Additional Indications"................... -8-
     1.27   "SP Ltd. Combination Product"...................... -8-
     1.28   "SP Ltd. Trademark"................................ -8-
     1.29   "Specifications"................................... -8-
     1.30   "***".............................................. -8-
     1.31   "Target Patient Population"........................ -8-
     1.32   "Term"............................................. -8-
     1.33   "Territory"........................................ -8-
     1.34   "Transaction Agreements"........................... -8-
     1.35   "U.S. License Agreement"........................... -9-
     1.36   "*** Formulation".................................. -9-
     1.37   "Valid Claim"...................................... -9-

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

      1.38   "Worldwide Annual Net Sales".............................  -9-
      1.39   "Zonagen Additional Indications".........................  -9-
      1.40   "Zonagen Combination Product"............................  -9-
      1.41   "Zonagen Know-How".......................................  -9-
      1.42   "Zonagen Trademark"...................................... -10-

ARTICLE II - LICENSES; DISCLOSURE OF INFORMATION; APPROVALS........... -10-
        2.1  Exclusive License Grant.................................. -10-
             2.1.1  License........................................... -10-
             2.1.2  Right to Sublicense,Appointment of Distributors... -11-
             2.1.3  Retained Rights................................... -11-
        2.2  Non-Exclusive License Grant.............................. -11-
        2.3  Disclosure of Information................................ -11-
        2.4  Government Approvals..................................... -12-
             2.4.1  Zonagen's and SP Ltd.'s Obligations............... -12-
             2.4.2  Additional Approvals.............................. -12-
        2.5  ***...................................................... -12-
             2.5.1  ***............................................... -12-
             2.5.2  ***............................................... -12-
             2.5.3  ***............................................... -13-
        2.6  Change of Control of Zonagen............................. -13-
        2.7  Improvements............................................. -13-

ARTICLE III - OPTIONS................................................. -13-
        3.1   Options for Zonagen Additional Indications and
              *** Formulations........................................ -13-
              3.1.1  Option for Zonagen Additional Indications........ -13-
              3.1.2  Option for *** Formulations...................... -14-
              3.1.3  Option Payments.................................. -14-
              3.1.4  Notice........................................... -18-
        3.2   Right of First Negotiation.............................. -18-
              3.2.1  Zonagen Combination Products..................... -18-
              3.2.2  *** Formulations................................. -19-
              3.2.3  Standstill....................................... -19-
              3.2.4  Negotiation of Agreement......................... -20-

ARTICLE IV -  DEVELOPMENT, COMMERCIALIZATION
        AND REGULATORY ISSUES......................................... -20-
        4.1   Completion of Studies................................... -20-
              4.1.1  Pre-Clinical and Clinical Studies and Testing.... -21-

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

          4.1.2  Investigator Initiated Studies............................ -21-
     4.2  Data and Reports................................................. -21-
     4.3  Preparation and Filing of HRD.................................... -21-
          4.3.1  Europe.................................................... -21-
          4.3.2  Other Countries........................................... -22-
     4.4  Adverse Event Reporting.......................................... -22-
     4.5  Development Activities by SP Ltd................................. -22-
     4.6  Development of Zonagen Additional Indications
          and *** Formulations............................................. -22-
     4.7  Notice........................................................... -23-
     4.8  Joint Development Committee...................................... -23-
          4.8.1  Establishment of Joint Development Committee.............. -23-
          4.8.2  Composition of JDC........................................ -23-
          4.8.3  JDC Meetings.............................................. -24-
          4.8.4  Deadlock.................................................. -24-

ARTICLE V - MANUFACTURE AND SUPPLY......................................... -24-
     5.1  Supply of SP Ltd.'s Requirements................................. -24-
          5.1.1  Manufacture and Supply by Zonagen......................... -24-
          5.1.2  Manufacturing and Supply Agreement........................ -25-
          5.1.3  Third Party Obligations................................... -25-
     5.2  Purchase Price................................................... -26-
     5.3  Clinical Trial Materials and Samples............................. -26-
     5.4  Forecasts and Orders............................................. -27-
          5.4.1  Forecasts................................................. -27-
          5.4.2  Purchase Orders........................................... -27-
     5.5  Delivery Terms................................................... -28-
     5.6  Scheduling of Delivery........................................... -28-
     5.7  Inability to Supply.............................................. -28-
     5.8  Second Source of Supply.......................................... -28-
     5.9  Quality Control and Quality Assurance............................ -28-
          5.9.1  Adherence to Specifications............................... -28-
          5.9.2  Quality Control Program................................... -29-
          5.9.3  Testing and Release of Licensed Product................... -29-
          5.9.4  Nonconforming Product..................................... -29-
          5.9.5  Inspections by Regulatory Authorities..................... -29-
          5.9.6  Inspections by SP Ltd..................................... -30-
     5.10 SP Ltd.'s Right to Manufacture................................... -30-
          5.10.1 Option.................................................... -30-

          5.10.2  Continued Manufacture by Zonagen......................... -30-
          5.10.3  Termination of Manufacturing and Supply Agreement........ -31-

ARTICLE VI - MARKETING AND COMMERCIALIZATION............................... -31-
     6.1  Commercialization................................................ -31-
     6.2  Opportunity to Cure.............................................. -32-
     6.3  Marketing Review................................................. -32-

ARTICLE VII - PAYMENTS, ROYALTIES AND REPORTS.............................. -32-
     7.1  Milestone Payments............................................... -33-
     7.2  R&D Funding...................................................... -34-
     7.3  Royalties........................................................ -35-
          7.3.1   Royalty Rates............................................ -35-
          7.3.2   Term and Scope of Royalty Obligations.................... -38-
          7.3.3   Third Party Licenses - Licensed Products................. -38-
          7.3.4   Third Party Licenses - SP Ltd. Combination Products...... -39-
          7.3.5   Compulsory Licenses...................................... -39-
          7.3.6   Comarketing Rights....................................... -39-
     7.4  Reports and Payment of Royalty................................... -40-
          7.4.1   Royalties Paid Quarterly................................. -40-
          7.4.2   Method of Payment........................................ -40-
     7.5  Maintenance of Records. Audits................................... -40-
          7.5.1   Record Keeping by SP Ltd................................. -40-
          7.5.2   Underpayment/Overpayments................................ -41-
          7.5.3   Record Keeping by Sublicensee............................ -41-
          7.5.4   Confidentiality.......................................... -41-
          7.5.5   Record Keeping by Zonagen................................ -41-
     7.6  Separate Payment Obligations..................................... -42-
     7.7  Income Tax Withholding........................................... -42-
     7.8  Direct Affiliate Licenses........................................ -42-

ARTICLE VIII - PATENTS..................................................... -42-
     8.1  Filing, Prosecution and Maintenance of Patents................... -42-
     8.2  Option of SP Ltd. to Prosecute and Maintain Patents.............. -43-
          8.3.2   Continuance of Infringement.............................. -44-
     8.4  Infringement of Third Party Patents; Third Party Licenses........ -44-
          8.4.1   Course of Action......................................... -44-
          8.4.2   LP Ltd. Option to Negotiate.............................. -44-
          8.4.3   Zonagen Option to Negotiate.............................. -45-
          8.4.4   Third Party Infringement Suit............................ -45-
     8.5  Certification Under Drug Price Competition and Patent Restoration
          Act.............................................................. -45-
     8.6  Abandonment...................................................... -46-
     8.7  Patent Term Restoration.......................................... -46-

     8.8    Notices Regarding Patents...................................... -46-

ARTICLE IX - CONFIDENTIALITY AND PUBLICATION............................... -46-
     9.1    Confidentiality................................................ -46-
            9.1.1  Nondisclosure Obligation................................ -46-
            9.1.2  Disclosure to Agents.................................... -47-
            9.1.3  Disclosure to Third Parties............................. -47-
     9.2    Return of Proprietary Information.............................. -48-
     9.3    No Publicity................................................... -48-
     9.4    Publication.................................................... -48-

ARTICLE X - REPRESENTATIONS AND WARRANTIES................................. -49-
     10.1   Representations and Warranties of Each Party................... -49-
     10.2   Zonagen's Representations...................................... -50-
     10.3   Continuing Representations..................................... -52-
     10.4   No Inconsistent Agreements..................................... -52-
     10.5   Representation by Legal Counsel................................ -52-

ARTICLE XI - INDEMNIFICATION AND LIMITATION ON LIABILITY................... -52-
     11.1   Indemnification by  SP Ltd..................................... -52-
     11.2   Indemnification by Zonagen..................................... -53-
     11.3   Conditions to Indemnification.................................. -53-
     11.4   Settlements.................................................... -53-
     11.5   Limitation of Liability........................................ -53-
     11.6   Insurance...................................................... -53-

ARTICLE XII - TRADEMARK PROVISIONS......................................... -54-
     12.1   Trademark Registrations and Infringements...................... -54-
            12.1.1 Use of Trademark, Registration.......................... -54-
            12.1.2 Other Marks............................................. -54-
            12.1.3 No Confusing Mark....................................... -54-
            12.1.4 No Other Grants......................................... -55-
            12.1.5 Review by Zonagen....................................... -55-
            12.1.6 Use of Tradename........................................ -55-
     12.2   Infringement Actions........................................... -55-
            12.2.1 Notice of Infringement.................................. -55-
            12.2.2 Costs of Infringement Action............................ -55-
            12.2.3 Assistance in Actions................................... -56-

ARTICLE XIII - TERM AND TERMINATION........................................ -56-
     13.1   Term and Expiration............................................ -56-
     13.2   Termination by SP Ltd.......................................... -56-
     13.3   Termination.................................................... -57-

            13.3.1 Termination for Cause................................... -57-
            13.3.2 Effect of Termination for Cause on License.............. -57-
                   (i)    Termination by SP Ltd............................ -57-
                   (ii)   Termination by Zonagen........................... -57-
                   (iii)  Effect of Bankruptcy............................. -58-
     13.4   Effect of Termination.......................................... -58-

ARTICLE XIV - MISCELLANEOUS................................................ -58-
     14.1   Assignment..................................................... -58-
     14.2   Governing Law.................................................. -58-
     14.3   Waiver......................................................... -59-
     14.4   Independent Relationship....................................... -59-
     14.5   Export Control................................................. -59-
     14.6   Entire Agreement, Amendment.................................... -60-
     14.7   Notices........................................................ -60-
     14.8   Provisions for Insolvency...................................... -61-
            14.8.1 Effect on Licenses...................................... -61-
            14.8.2 Rights to Intellectual Property......................... -62-
            14.8.3 SP Ltd.'s Rights........................................ -62-
            14.8.4 Deemed Grant of Rights.................................. -62-
            14.8.5 Security Interests...................................... -63-
     14.9   Force Majeure.................................................. -63-
     14.10  Severability................................................... -63-
     14.11  Counterparts................................................... -63-
     14.12  Captions....................................................... -63-
     14.13  Recording...................................................... -63-
     14.14  Further Actions................................................ -64-

                                   SCHEDULES

Schedule 1.22       Patent Rights
Schedule 4.4        Adverse Event Reporting Procedures
Schedule 10.2(m)    Zonagen-Third Party Agreements
Schedule 14.2       Dispute Resolution Procedures

                          EXCLUSIVE LICENSE AGREEMENT

     THIS EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is made as of November 14, 1997 by and between ZONAGEN, INC., a Delaware corporation having its principal place of business at 2408 Timberloch Place, B-4, The Woodlands, Texas 77380, (hereinafter referred to as "Zonagen") and SCHERING-PLOUGH LTD., a corporation organized and existing under the laws of Switzerland, having its principal place of business at Topferstrasse 5, 6004 Lucerne, Switzerland (hereinafter referred to as "SP Ltd."). Zonagen and SP Ltd. are sometimes referred to herein individually as a "Party" and collectively as the "Parties". References to "SP Ltd." and "Zonagen" shall include their respective Affiliates (as hereinafter defined).

     WHEREAS, Zonagen has developed certain Zonagen Know-How (as hereinafter defined) and has rights to Patent Rights (as hereinafter defined) relating to certain phentolamine formulations; and

     WHEREAS, SP Ltd., together with its Affiliates (as hereinafter defined) possesses extensive capabilities in the development and commercialization of pharmaceutical products on a worldwide basis; and

     WHEREAS, SP Ltd. desires to obtain and Zonagen is willing to grant to SP Ltd., an exclusive license in the Territory under the Patent Rights and Zonagen Trademarks and to use the Zonagen Know-How, in the Field upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, SP Ltd. and Zonagen hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

     1.1 "Additional Indication" shall mean any SP Ltd. Additional Indication or any Zonagen Additional Indication.

     1.2 "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, a Party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control so long as the "controlling" entity has direct or indirect ownership of thirty percent (30%) or more of the outstanding voting securities of the "controlled" entity.

     1.3 "Calendar Quarter" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

     1.4 "Calendar Year" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31, for so long as this Agreement is in effect.

     1.5  "Change of Control" shall mean

          (a) The acquisition by any Person (as defined in Section 3.2.3 hereof) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Securities Act of 1934, as amended) of securities of Zonagen or, in the case of SP, Ltd., of either SP Ltd.'s parent company, Schering-Plough Corporation ("SP") or SP Ltd. (in each case the "Acquired Entity"), where such acquisition causes such Person to own fifty-one percent (51%) or more of either (i) the then outstanding shares of common stock of the Acquired Entity (the "Outstanding Acquired Entity Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Acquired Entity entitled to vote generally in the election of the Acquired Entity's directors (the "Outstanding Acquired Entity Voting Securities"); provided, however, that for purposes of this
                                 -----------------
     subsection (a) the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Acquired Entity; (ii) any acquisition by the Acquired Entity; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Acquired Entity or any corporation controlled by the Acquired Entity; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) below; and, provided,
                                                                     --------
     further, that if any Person's beneficial ownership of the Outstanding Acquired Entity Voting Securities reaches or exceeds fifty-one percent (51%) as a result of a transaction described in clauses (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Acquired Entity, such subsequent acquisition shall be treated as an acquisition that causes such Person to own fifty-one percent (51%) or more of the Outstanding Acquired Entity Voting Securities; or

          (b) individuals, who, as of the date hereof, constitute the board of directors of the Acquired Entity (the "Incumbent Acquired Entity Board") cease for any reason to constitute at least a majority of the Acquired Entity board of directors (the "Acquired Entity Board"), provided, however,
                                                              --------  -------
     that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Acquired Entity's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Acquired Entity Board shall be considered as though such individual were a member of the Incumbent Acquired Entity Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Acquired Entity Board; or

     (c) approval by the shareholders of the Acquired Entity of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Acquired Entity's assets (a "Business Combination"), in each case, unless, following such Business Combination,
     (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Acquired Entity Common Stock and the Outstanding Acquired Entity Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns the Acquired Entity or all or substantially all of the Acquired Entity's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Acquired Entity Common Stock and the Outstanding Acquired Entity Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Acquired Entity or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly fifty-one percent (51%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Acquired Entity Board at the time of the execution of the initial agreement, or of the action of the Acquired Entity Board, providing for such Business Combination; or

          (d) approval by the shareholders of the Acquired Entity of a complete liquidation or dissolution of the Acquired Entity.

     1.6  "Combination Product"shall mean a Licensed Product which comprises two
(2) or more active ingredients at least one (1) of which is a Licensed Compound.

     1.7 "Effective Date" shall mean the next business day following the last to occur of: (i) expiration or earlier termination of any notice and waiting period under the HSR Act; (ii) delivery of fully executed counterparts of each of the Transaction Agreements.

     1.8 "FDA" shall mean the United States Food and Drug Administration or any successor agency thereto.

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     1.9 "Female Sexual Function Indication" shall mean the modulation of sexual response or function and/or the treatment of sexual dysfunction in human females.

     1.10 "Field" shall mean the use of the Licensed Product in the Male Sexual Function Indication and/or any SP Ltd. Additional Indication.

     1.11 "First Commercial Sale" shall mean, with respect to any Licensed Product, the first sale for end use of such Licensed Product after receipt of the requisite Regulatory Approval.

     1.12 "HRD" shall mean a health registration dossier or its equivalent, submitted to a national government or a supranational governmental authority, consisting of the chemical, pharmaceutical and biological documentation; the toxicological and pharmacological documentation; and the clinical documentation respectively, and covering a Licensed Product which is filed in any country outside the United States and which is analogous to a new drug application, product license application or its equivalent filed with the United States Food and Drug Administration seeking approval to market and sell a Licensed Product in the Territory and including, where applicable, applications for pricing, pricing reimbursement approval, labeling and Regulatory Approval.

     1.13 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any foreign equivalent statute.

     1.14 "Improvement" shall mean any enhancement in the formulation, ingredients, preparation, presentation, means of delivery, dosage, packaging, or manufacture of Licensed Product developed prior to or during the Term of this Agreement by or on behalf of Zonagen or to which rights are acquired, through assignment, purchase, license or otherwise, by Zonagen or its Affiliates prior to or during the Term of this Agreement.

     1.15 "Licensed Compound" shall mean phentolarnine, phentolamine mesylate, phentolamine hydrochloride and/or any active metabolites, isomers, salts, analogues or non-covalently bonded derivatives of any of the foregoing.

     1.16 "Licensed Product(s)" shall mean any form or dosage of pharmaceutical compositions or preparations, including, without limitation, SP Ltd. Combination Products, in final form for sale by prescription, over-the-counter or any other method, which contain as an active ingredient the Licensed Compound. Notwithstanding the foregoing, Licensed Products shall not include (i) Zonagen Combination Products, (ii) injectable formulations of pharmaceutical compositions containing, as an active ingredient, the Licensed Compound or (iii) *** formulations containing, as an active ingredient, the Licensed Compound.

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


     1.17 Male Sexual Function Indication" shall mean the modulation of sexual response or function and/or the treatment of sexual dysfunction, including, without limitation, erectile dysfunction or premature ejaculation, in human males.

     1.18 "Manufacture" shall mean the processing, formulating, tableting, final packaging, final labeling and quality control testing of the Licensed Product in accordance with this Agreement, the Specifications and the Exhibits attached hereto and incorporated hereby.

     1.19      ***


     1.20 "NDA" shall mean a New Drug Application, Product License Application or its equivalent filed with the United States Food and Drug Administration seeking approval to market and sell a Licensed Product in the United States.

     1.21 "Net Sales" shall mean the proceeds actually received by SP Ltd., its Affiliates or sublicensees on all sales, in those countries of the Territory for which SP Ltd. is then obligated to pay royalties to Zonagen as set forth in
Section 7.3 hereof, of Licensed Product to an unaffiliated third party (whether an end-user, a distributor or otherwise), and exclusive of intercompany transfers or sales, less the reasonable and customary deductions from such gross amounts including: (i) credits or allowances actually granted for damaged goods, returns or rejections of Licensed Product and retroactive price reductions; (ii) sales or similar taxes borne by SP Ltd., its Affiliates or sublicensees (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Licensed Product including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing); (iii) freight, postage, shipping, customs duties and insurance charges to the extent included in the proceeds actually received from the customer; (iv) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; and (v) rebates (or equivalents thereof) granted to or charged by national, state or local governmental authorities in countries other than the United States. In the event that Licensed Product is transferred for consideration other than cash the Net Sales for such Licensed Product will be calculated based on the unit price for such Licensed Products sales being equal to the average unit price of such Licensed Product sold in cash transactions.

     In the event that Licensed Product is sold as part of a bundle of distinct products (i.e. not (i) packaged together with another product or (ii) in a Combination Product form alone), the Net Sales

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


for such Licensed Product will be based on the discounted unit price for such Licensed Products sales, which discounted price shall be equal to ***.

     In the event that Licensed Product is sold packaged together with another product (together a "Composite Product"), Net Sales for such Composite Product will be calculated by multiplying actual Net Sales of such Composite Product by the fraction ***. In the event that the Licensed Product is sold in the form of a Composite Product containing one or more products other than Licensed Product and one or more such products of the Composite Product are not sold separately, then the above formula shall be modified such that ***. If the Parties are unable to agree on the *** of the components of such Composite Product, the resolution of such issue shall be made in accordance with Section 14.2 hereof.

     1.22 "Patent Rights" shall mean any and all patents and pending patent applications which during the Term of this Agreement are owned by Zonagen, or to which Zonagen through assignment, purchase, license or otherwise acquires rights, including, but not limited to, those listed in Schedule 1.22, which have claims covering: (i) Licensed Compound or any use thereof or an apparatus, material or method of manufacture useful in the development, manufacture, use or sale thereof; or (ii) Licensed Product (excluding that part of any SP Ltd. Combination Product developed by or on behalf of SP Ltd.) or any use thereof or an apparatus, material or method of manufacture useful in the development, manufacture, use or sale thereof; or (iii) or are substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates or any like filing thereof, or provisional applications of any such patents and patent applications.

     1.23 "Proprietary Information" shall mean (i) Zonagen Know-How and
(ii) all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, verbally or electronically, which is provided by one Party to the other Party in connection with this Agreement. When Propriety Information is disclosed in a manner other than in writing, it shall be summarized written form, marked "Confidential" and transmitted to the receiving Party within ten (10) business days of disclosure to the receiving Party.

     1.24 "Regulatory Approval" shall mean the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of HRDs, supplements and amendments, pre- and post- approvals, pricing and third party reimbursement approvals, and labeling approvals) of any national, supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Licensed Product(s) and/or Licensed Compound(s) in a regulatory jurisdiction.

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


     1.25 "Regulatory Authority" shall mean any national, supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the Territory involved in the granting of Regulatory Approval for the Licensed Product.

     1.26 "SP Ltd. Additional Indications" shall mean any new or expanded therapeutic indication(s) outside of the Male Sexual Function Indication, including,, without limitation, Female Sexual Function Indications, for Licensed Compound and/or Licensed Product developed prior to or during the Term of this Agreement by or on behalf of SP Ltd. (other than pursuant to SP Ltd.'s exercise of an option under Section 3.1 with respect to a Zonagen Additional Indication) or to which rights are acquired, through assignment, purchase, license or otherwise, by SP Ltd. or its Affiliates prior to or during the Term of this Agreement.

     1.27 "SP Ltd. Combination Product" shall mean a Combination Product which is developed by or on behalf of SP Ltd. or its Affiliates, but not including any Zonagen Combination Products.

     1.28 "SP Ltd. Trademark" shall mean any trademark(s) proposed, chosen, owned or controlled by SP Ltd. or its Affiliates for use with the Licensed Compound and/or the Licensed Product in the Territory.

     1.29 "Specifications" shall have the meaning set forth in Section
5.9.1 hereof.

     1.30 ***

     1.31 "Target Patient Population" shall mean the population of patients experiencing mild to moderate erectile dysfunction.

     1.32 "Term" shall mean, on a country-by-country basis, the period commencing on the Effective Date and unless terminated earlier pursuant to the relevant provisions of Article XIII shall continue until the later of (i) the expiration of the last to expire of the Patent Rights incorporating a Valid Claim in such country, or (ii) ten (10) years after the First Commercial Sale of the Licensed Product in such country.

     1.33 "Territory" shall mean the entire world, except United States of America, its territories, possessions and commonwealths.

     1.34 "Transaction Agreements" shall mean collectively this Agreement and the U.S. License Agreement.

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     1.35 "U.S. License Agreement" shall mean the agreement relating to the United States, its territories and possessions entered into by Zonagen and SP Ltd.'s Affiliate, Schering Corporation simultaneously with the entering into of this Agreement.

     1.36 ***

     1.37 "Valid Claim" shall mean a composition of matter or a method of use claim, or equivalent thereof, of an issued or granted and unexpired patent in the Territory covering the use in the Field of any Licensed Compound and/or Licensed Product included within the Patent Rights, which (i) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal; or (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

     1.38 "Worldwide Annual Net Sales" shall mean the aggregate total of (i) annual Net Sales of Licensed Product by SP Ltd., its Affiliates or their sublicensees under this Agreement and (ii) annual Net Sales of Licensed Product by Schering Corporation, its affiliates or their sublicensees made under the U.S. License Agreement.

     1.39 "Zonagen Additional Indications" shall mean any new or expanded therapeutic indication(s) outside of the Field, including, without limitation, Female Sexual Function Indications, for Licensed Compound and/or Licensed Product developed prior to or during the Term of this Agreement by or on behalf of Zonagen or to which rights are acquired, through assignment, purchase, license or otherwise, by Zonagen or its Affiliates prior to or during the Term of this Agreement.

     1.40 "Zonagen Combination Product" shall mean a Combination Product which is developed by or on behalf of Zonagen or its Affiliates. A Zonagen Combination Product shall include, without limitation, a Combination Product for which Zonagen initiates the development and later transfers development obligations to SP Ltd. pursuant to an agreement entered into in accordance with
Section 3.3 hereof.

     1.41 "Zonagen Know-How" shall mean any of Zonagen's, its Affiliates', or its subcontractors' information and materials relating to the research, development, registration, manufacture, marketing, use or sale of Licensed Compounds and/or Licensed Products (excluding that part of any Combination Product developed by or on behalf of SP Ltd.) in the Field which during the Term of this Agreement are in Zonagen's, its Affiliates' or subcontractors' possession or control, through license or otherwise, and which are not generally known. Zonagen Know-How shall include, without limitation, discoveries, practices, methods, knowledge, Improvements, processes, formulas, data, ideas, skill, experience, inventions, know-how, technology, trade secrets, manufacturing procedures, purification and isolation techniques, instructions, test data and other intellectual property, patentable or otherwise, relating to Licensed Compounds and/or Licensed Products (excluding that part of any SP Ltd. Combination Product developed by or on behalf of SP Ltd.) for use in the Field , including without limitation, test procedures and other new technologies derived therefrom. Zonagen Know-How shall also include, without limitation: (i) all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related thereto; (ii) compositions of matter, assays and biological materials specifically relating to development, manufacture, use or sale of any Licensed Compound and/or Licensed Product (excluding that part of any SP Ltd. Combination Product developed by or on behalf of SP Ltd.)for use in the Field; and (iii) all applications, registrations, licenses, authorizations, approvals and correspondence submitted to or received from any regulatory authorities with jurisdiction over an investigational drug containing any Licensed Compound and/or Licensed Product (excluding that part of any SP Ltd. Combination Product developed by or on behalf of SP Ltd.) for use in the Field in the Territory (including, without limitation, minutes and meeting notes relating to any communications with any regulatory authority with jurisdiction over an investigational drug containing any Licensed Compound and/or Licensed Product (excluding that part of any SP Ltd. Combination Product developed by or on behalf of SP Ltd.) in the Territory).

     1.42 "Zonagen Trademark" shall mean any trademark(s) proposed, chosen, used, owned, or controlled by Zonagen or its Affiliates in connection with the Licensed Compound and/or the Licensed Product in the Territory, including, without limitation, the trademark "Vasomax" but, excluding the Vasomax trademark in Mexico.


                                  ARTICLE II
                LICENSES; DISCLOSURE OF INFORMATION; APPROVALS

     2.1  Exclusive License Grant.
          -----------------------

          2.1.1   License.  Zonagen hereby grants to SP Ltd., as of the
                  -------
     Effective Date, an exclusive license (exclusive even as to Zonagen, except as expressly provided otherwise herein), in the Territory, under the Patent Rights and to use the Zonagen Know-How, each to discover, develop, make, have made, import, export, use, distribute, market, promote, offer for sale and sell Licensed Compound and Licensed Product(s), each for use in the Field. Any Improvements relating to the Licensed Product (excluding that part of any SP Ltd. Combination Product developed by or on behalf of SP Ltd.) developed prior to or during the Term of this Agreement by or on behalf of Zonagen shall be included in Zonagen Know-How or Patent Rights, as the case may be, for all purposes of this Agreement. Zonagen further hereby grants to SP Ltd., as of the Effective Date, an exclusive license, exclusive even as to Zonagen, in the Territory to use the Zonagen Trademark(s) for the Licensed Compound and/or the Licensed Product(s). It is understood by the Parties that with respect to intellectual property rights included within the Patent Rights or the Zonagen Know-How developed or acquired (whether by license, assignment or otherwise) by Zonagen after the Effective Date, such rights are granted to SP Ltd. under this Section 2.1.1, only to the extent that Zonagen is legally able to do so. Notwithstanding the previous sentence, Zonagen, in developing or acquiring such intellectual property rights, will use reasonable best efforts to ensure that SP Ltd.'s rights therein are not diminished.

          2.1.2   Right to Sublicense, Appointment of Distributors.  The license
                  ------------------------------------------------
     granted to SP Ltd. under Section 2.1.1 shall include the rights to appoint distributors and to grant sublicenses to Affiliates and/or any third party. SP Ltd. shall give Zonagen notice of the appointment of any such sublicensees or distributors. Agreements with any third party sublicensee shall provide that such sublicensee is subject to the same obligations (other than obligations to make payments to Zonagen) as is SP Ltd. under this Agreement.

          2.1.3   Retained Rights.  Zonagen retains all rights in and to the
                  ---------------
     Patent Rights and Zonagen Know-How in the Territory which are not otherwise expressly granted to or conferred upon SP Ltd. under this Agreement.

     2.2  Non-Exclusive License Grant.  In the event that the discovery,
          ---------------------------
development, making, having made, importing, exporting, use, distribution, marketing, promotion, offering for sale or sale by SP Ltd., its Affiliates and/or sublicensees of Licensed Compound(s) and/or Licensed Product(s) would infringe during the Term of this Agreement a claim of an issued patent, and/or any patent rights which Zonagen owns or has the rights to license and which patents are not covered by the grant in Section 2.1, Zonagen hereby grants to SP Ltd. and its Affiliates, to the extent Zonagen is legally able to do so, a non-exclusive, royalty-free license in the Territory under such issued patents solely for SP Ltd., its Affiliates and/or sublicensees to discover, develop, make, have made, import, export, use, distribute, market, promote, offer for sale and sell Licensed Compound(s) and/or Licensed Product(s) in the Field in the Territory. For the avoidance of doubt, this Section 2.2 shall not be interpreted as permitting SP Ltd. to avoid the payment of royalties which would otherwise be due for sales of Licensed Product made pursuant to the license granted in Section 2.1.

     2.3  Disclosure of Information.  Upon SP Ltd.'s request, which requests may
          -------------------------
be made from time to time during the Term of this Agreement, Zonagen shall promptly disclose to SP Ltd. in writing, or via electronic media acceptable to SP Ltd., all existing material Zonagen Know-How not previously disclosed to SP Ltd. (or any part thereof as may be designated by SP Ltd. in such request) in order to enable SP Ltd. to exploit its rights granted under Section 2.1 of this Agreement. In addition, during the Term of this Agreement Zonagen shall promptly disclose to SP Ltd. in writing, or via electronic media acceptable to SP Ltd., on an ongoing basis all new material Zonagen Know-How. Such Zonagen Know-How and other information shall be automatically deemed to be within the scope of the licenses granted herein without payment of any additional compensation. Upon SP Ltd.'s request, Zonagen shall provide reasonable technical assistance to enable SP Ltd. to utilize such additional Zonagen Know-How. SP Ltd. shall reimburse Zonagen for the documented reasonable out-of-pocket costs incurred by Zonagen in providing such technical assistance provided SP Ltd. has approved of such costs prior to the time they are incurred. SP Ltd. shall have the right

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


to use for all purposes in connection with obtaining any Regulatory Approval for the Licensed Product(s) all Zonagen Know-How and other information, disclosed pursuant to this Section and under this Agreement.

     2.4  Government Approvals.
          --------------------

          2.4.1   Zonagen's and SP Ltd.'s Obligations. Each of Zonagen and SP
                  -----------------------------------
     Ltd. shall use its good faith diligent efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by national, supra-national, state or local antitrust authorities, promptly taking all steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation including the prompt production of documents and information demanded by a governmental entity having authority or jurisdiction with respect to such antitrust clearance.

          2.4.2   Additional Approvals.  Zonagen and SP Ltd. will cooperate and
                  --------------------
     use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

     2.5  ***

          2.5.1  ***

          2.5.2  ***

          2.5.3  ***

     2.6  Change of Control of Zonagen.  In the event there is a Change of
          ----------------------------
Control of Zonagen, which Change of Control would result in an acquisition of Zonagen by a third party that is marketing an orally administered product that directly competes with the Licensed Product the surviving entity shall do each of the following as SP Ltd., in its sole option, may elect: (i) discontinue the copromotion of the Licensed Product and any SP Ltd. products that Zonagen may have been copromoting pursuant to Section 3.3 hereof, (ii) discontinue all research and development activities with respect to the Licensed Product, and
(iii) discontinue all research and development activities with respect to (x) any Zonagen Combination Products to which SP Ltd. has obtained rights under
Article III hereof and (y) any Zonagen Additional Indications for which SP Ltd. has previously exercised its option. Notwithstanding the foregoing or any other provision to the contrary in this

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


Agreement, upon any Change of Control of Zonagen, Zonagen shall return to SP Ltd. all copies of any Proprietary Information that SP Ltd. has disclosed to Zonagen in connection with this Agreement and SP Ltd., thereafter, shall have no further obligation to disclose any Proprietary Information to Zonagen (or the surviving entity in a Change of Control of Zonagen) except that SP Ltd. shall remain obligated to provide Zonagen the information required pursuant to Section
7.4.1 hereof subject to the confidentiality provisions of Article IX hereof.

     2.7  Improvements.  If, in the development of Improvements to or Zonagen
          ------------
Additional Indications for the Licensed Product, Zonagen elects to enter into agreements with third parties in order to obtain rights that are necessary for such development and resultant commercialization, Zonagen shall be permitted to do so, provided, however, that Zonagen shall use its best efforts to obtain,
       --------
from such third party, exclusive (exclusive even as to such third party) worldwide rights, with the right to sublicense, to make, have made, use, market, sell, offer for sale, distribute, import and export any such Improvement or the Licensed Product for use in any such Zonagen Additional Indication.

                                  ARTICLE III
                                    OPTIONS

     3.1  Options for Zonagen Additional Indications and *** Formulations.
          ---------------------------------------------------------------

          3.1.1  Option for Zonagen Additional Indications.  Zonagen hereby
                 -----------------------------------------
     grants to SP Ltd. an exclusive option to obtain an exclusive(exclusive even as to Zonagen) license, in the Territory, under the Patent Rights and Zonagen Trademarks and to use the Zonagen Know-How to discover, develop, make, have made, import, export, use, distribute, market, promote, offer for sale, and sell Licensed Compounds and/or Licensed Products (other than *** Formulations) for use in any or all Zonagen Additional Indications. At any time prior to Regulatory Approval of the Licensed Product for use in a Zonagen Additional Indication in the United States, SP Ltd. shall have the right to exercise the option granted in this Section 3. 1.1 with respect to such Zonagen Additional Indication, by providing Zonagen with written notice of such election. Upon SP Ltd.'s exercise of the option hereunder, the Parties shall promptly execute an amendment to this Agreement, which amendment (i) expands the definition of Field to include the use of the Licensed Compound and/or Licensed Product in such Zonagen Additional Indication and (ii) makes other modifications to the Agreement which are necessary to conform the agreement to such expanded scope. SP Ltd. agrees that it may exercise its option under this Section 3.1 .1 only if Schering Corporation contemporaneously exercises its similar option under the U.S.License Agreement.

          3.1.2   Option for *** Formulations.  If SP Ltd. exercises its option
                  ---------------------------
     under Section 3.1.1 hereof with respect to a tablet formulation of the Licensed Product for use in a Female

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     Sexual Function Indication and Zonagen has not yet obtained Regulatory Approval for a *** Formulation, then, upon SP Ltd.'s exercise of the option under Section 3.1.1, SP Ltd. shall have a further exclusive option to obtain an exclusive (exclusive even as to Zonagen) license, in the Territory, under the Patent Rights and Zonagen Trademarks and to use the Zonagen Know-How to discover, develop, make, have made, import, export, use, distribute, market, promote, offer for sale, and sell *** Formulations for use in all Additional Indications. At any time prior to Regulatory Approval of a *** Formulation for use in any Additional Indication in the United States (the "*** Option Period"), SP Ltd. shall have the right to exercise the option granted in this Section 3.1.2, by providing Zonagen with written notice of such election. Upon SP Ltd.'s exercise of the option hereunder, the Parties shall promptly execute an amendment to this Agreement, which amendment makes modifications to the Agreement which are necessary to conform the Agreement to such expanded scope. SP Ltd. agrees that it may exercise its option under this Section 3.1.2 only if Schering Corporation contemporaneously exercises its similar option under Section
     3.1.2 of the U.S. License Agreement.

          3.1.3   Option Payments.
                  ---------------

                  (a)    If SP Ltd. exercises the option granted in Section
          3.1.1 hereof (with respect to any Zonagen Additional Indication) or
          Section 3.1.2 hereof (with respect to the *** Formulation) prior to the later of (x) the first anniversary of the Effective Date or (ii) the enrollment of the first patient into a Phase II clinical trial testing the safety and/or efficacy of the Licensed Product for use in such Zonagen Additional Indication or of the *** Formulation for use in any Additional Indication, as appropriate, SP Ltd. shall, (i) subject to the limitations set forth in Section 3.1.3 (e) hereof, reimburse Zonagen for the reasonable out-of-pocket costs (which have not otherwise been reimbursed by Schering Corporation pursuant to the U.S. License Agreement) incurred by Zonagen, both as of such date of exercise and on a going-forward basis, in the development of such Zonagen Additional Indications or the *** Formulation, as appropriate, which reimbursement shall be made on a quarterly basis pursuant to invoices supporting documentation submitted by Zonagen to SP Ltd.; and
          (ii) subject to the limitations set forth in Section 3.1.3(f) hereof, pay Zonagen *** within ten (10) business days after Zonagen has provided SP Ltd. with written evidence that the FDA has granted Regulatory Approval, in the United States, of the Licensed Product for such Zonagen Additional Indication or of the *** Formulation, as appropriate.

                  (b)    If SP Ltd. exercises the option granted in Section
          3.1.1 hereof (with respect to any Zonagen Additional Indication) or
          Section 3.1.2 hereof (with respect to the *** Formulation) after the enrollment of the first patient into a Phase II clinical

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

          trial testing the safety and/or efficacy of the Licensed Product for use in such Zonagen Additional Indication or of the *** Formulation, as appropriate, and prior to the enrollment of the first patient into a Phase III pivotal trial testing the safety and efficacy of the Licensed Product for use in such Zonagen Additional Indication or of the *** Formulation, as appropriate, SP Ltd. shall, (i) subject to the limitations set forth in Section 3.1.3(e) hereof, reimburse Zonagen for the reasonable out-of-pocket costs (which have not otherwise been reimbursed by Schering Corporation pursuant to the U.S. License Agreement) incurred by Zonagen in the development of such Zonagen Additional Indication or the *** Formulation, as appropriate, up to the date SP Ltd. so exercises its option which reimbursement will be made pursuant to an invoice supporting documentation submitted by Zonagen to SP Ltd.; (ii) subject to the limitations set forth in
          Section 3.1.3(e) hereof, thereafter conduct and fund the remainder of the development activities that are required to obtain Regulatory Approval, in the United States, of the Licensed Product for such Zonagen as Additional Indication or such *** Formulation, as appropriate; (iii) subject to the limitations set forth in Section 3.1.3(f) hereof pay Zonagen *** within ten (10) business days after the Parties have both signed the amendment described in Section 3.1.1 or 3.1.2 hereof, as appropriate; and (iv) subject to the limitations set forth in Section 3.1.3 (f) hereof pay Zonagen *** within ten (10) business days after Zonagen has provided SP Ltd. with written evidence that the FDA has granted Regulatory Approval, in the United States, of the Licensed Product for such Zonagen Additional Indications or of the *** Formulation, as appropriate.

                  (c)    If SP Ltd. exercises the option granted in Section
          3.1.1 hereof (with respect to any Zonagen Additional Indication) or
          Section 3.1.2 hereof (with respect to the *** Formulation) after the enrollment of the first patient into a Phase III pivotal clinical trial testing the safety and efficacy of the Licensed Product for use in such Zonagen Additional Indication or of the *** Formulation, as appropriate, and prior to United States Regulatory Approval of the Licensed Product for use in such Zonagen Additional Indication or of the *** Formulation, as appropriate, SP Ltd. shall, (i) subject to the limitations set forth in Sections 3.1.3 (e) and 3.1.3 (f) hereof, reimburse Zonagen for the reasonable out-of-pocket costs (which have not otherwise been reimbursed by Schering Corporation pursuant to the U.S. License Agreement) incurred by Zonagen, both as of the date of the exercise of the option and on a going-forward basis in the development of such Zonagen Additional Indication or the *** Formulation, as appropriate, and (ii) subject to the limitations set forth in Section 3.1.3 (f) hereof pay Zonagen ***, each within ten
          (10) business days after Zonagen has provided SP Ltd. with written evidence that the FDA has granted Regulatory Approval, in the United States, of the Licensed Product for such Zonagen Additional Indication or for such *** Formulation.

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

                  (d)    If SP Ltd. exercises the option granted in Section
          3.1.1 or 3.1.2 hereof, SP Ltd.'s Net Sales of the Licensed Product for the Additional Indication or of the *** Formulation shall be included in the calculation of Net Sales for purposes of determining the royalty under Section 7.3 hereof.

                  (e) For any given Zonagen Additional Indication or for the *** Formulation, as appropriate, SP Ltd.'s obligation to reimburse Zonagen for its out-of-pocket expenses pursuant to either Section
          3.1.3 (a) (i) or Section 3.1.3 (c)(i) hereof and SP Ltd.'s obligation to reimburse Zonagen for its out-of-pocket expenses pursuant to
          Section 3.1.3(b)(i) hereof collectively with SP Ltd.'s obligation to fund the remaining development of the Licensed Product for such Additional Indication pursuant to Section 3.1.3(b)(ii) hereof and of the *** Formulation shall, in each case, not exceed ***. In the event that, because of SP Ltd.'s funding of the remaining development of the Licensed Product for such Additional Indication or of the *** Formulation, as appropriate, SP Ltd.'s obligation under Sections 3.1.3(b)(i) and 3.1.3(b)(ii) hereof collectively exceeds *** SP Ltd., at its option may, in its sole discretion, (x) elect to not proceed with the continued development of the Licensed Product for use in such Zonagen Additional Indication or of the *** Formulation, as appropriate, in which event, upon Zonagen's request and the refund of any payments SP Ltd. has made to Zonagen and the costs incurred by SP Ltd. in developing data in connection with such Zonagen Additional Indication, Zonagen shall have the right to continue the development of such Zonagen Additional Indication for its own account and SP Ltd. shall provide, to Zonagen, the data generated by SP Ltd. relating to the Zonagen Additional Indication or the *** Formulation; provided,
                                                                    --------
          however, that Zonagen's use of such data will be at its own risk), (y)
          -------
          proceed with such development only after the Parties have, in good faith, renegotiated the financial terms of this Agreement with respect to such Zonagen Additional Indication or the *** Formulation, as appropriate, or (z) elect to proceed with such continued development under the terms and conditions hereof, crediting any payments over *** against royalties that are or become due to Zonagen under Section 7.3 hereof after Regulatory Approval of the Licensed Product for use in such Zonagen Additional Indication or of the *** Formulation, as appropriate.

                  (f) Notwithstanding any other provision in this Agreement to the contrary, if, at the time of the first filing, in the United States, of an NDA or a supplement to an NDA previously filed pursuant to the U.S. License Agreement, in either case supporting Regulatory Approval, in the United States, of the Licensed Product for such Zonagen Additional Indication or the *** Formulation for a

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


          Zonagen Additional Indication, the Third Year Projected Incremental Worldwide Annual Net Sales Potential for the Licensed Product for such Zonagen Additional Indication or the *** Formulation for a Zonagen Additional Indication supported by such NDA or supplement is less than ***, SP Ltd. shall not be required to make the payments specified in Sections 3.1.3(a)(ii), 3.1.3(b)(iv), 3.1.3(c)(i) and 3.1.3(c)(ii)
          hereof. For purposes of this Section 3.1.3(f) the "Third Year Projected Incremental Worldwide Annual Net Sales Potential" for a particular Additional Indication shall be the amount of projected Worldwide Annual Net Sales of the Licensed Product or the Formulation, as appropriate, during the third full twelve (12) month period after FDA grants Regulatory Approval, in the United States, of the Licensed Product or the *** Formulation, as appropriate, for use in such Additional Indication less the amount of projected Worldwide Annual Net Sales of the Licensed Product during the third full twelve (12) month period after FDA grants Regulatory Approval, in the United States, of the Licensed Product for use in such Additional Indication that would be expected to be made had the FDA and comparable foreign regulatory authorities not granted Regulatory Approval of the Licensed Product or the *** Formulation for use in such Additional Indication. If, within *** after the filing of an NDA or a supplement supporting Regulatory Approval of the Licensed Product or the *** Formulation for use in such Additional Indication in the United States, the Parties are unable to agree on the level of the Third Year Projected Incremental Worldwide Annual Net Sales Potential for such Licensed Product or *** Formulation in such Additional Indication, an independent expert shall be selected, by mutual agreement of the Parties, to make such determination, which determination shall be binding upon the Parties. If the Parties are unable to select such an expert within *** after the filing, in the United States, of an NDA or a supplement supporting Regulatory Approval of the Licensed Product or the *** Formulation, as appropriate, for use in such Additional Indication, each Party shall, within the next ten (10) business days select an independent expert and the two (2) independent experts shall select a third independent expert so as to form a panel of three (3) independent experts. The individual expert or panel of independent experts, as appropriate, shall then have thirty (30) days in which to make the determination of the level of the Third Year Projected Incremental Worldwide Annual Net Sales Potential for the License Product or the *** Formulation, as appropriate, in such Additional Indication which determination shall be binding upon the Parties.

          3.1.4   Notice.  Zonagen shall provide written notice to SP Ltd. at
                  ------
     least sixty (60) days prior to the expected occurrence of each of the following events:

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


                  (a) the enrollment of the first patient into a Phase II clinical trial testing the safety and/or efficacy of the Licensed Product for use in each such Zonagen Additional Indication or of the *** Formulation;

                  (b) the enrollment of the first patient into a Phase III pivotal clinical trial testing the safety and efficacy of the Licensed Product for use in each such Zonagen Additional Indication or of the *** Formulation;

                  (c) the filing with the FDA of an NDA or a supplement to a previously filed NDA which supports Regulatory Approval of the Licensed Product for use in each such Zonagen Additional Indication or of the *** Formulation; and

                  (d) the granting of Regulatory Approval, in the United States, for the use of the Licensed Product in each such Zonagen Additional Indication or for the *** Formulation. Such notice shall state the date the relevant event is reasonably anticipated to occur and shall include, as appropriate, copies of any data, analyses, reports, protocols, or correspondence with the FDA that have not previously been provided to SP Ltd. pursuant to Section 4.6 hereof.

     3.2  Right of First Negotiation.
          --------------------------

          3.2.1   Zonagen Combination Products.  SP Ltd. acknowledges that
                  ----------------------------
     Zonagen intends to develop one or more Zonagen Combination Products. Subject to the provisions set forth in this Section 3.2, Zonagen hereby grants to SP Ltd. the exclusive first right to negotiate with Zonagen, should Zonagen determine to work with third parties with respect to the development, making, using, selling, marketing or distribution of such Zonagen Combination Product an agreement by which SP Ltd. will obtain the exclusive right (which in Zonagen's discretion may be either exclusive except as to Zonagen or exclusive even as to Zonagen) to make, have made, import, export, use, distribute, market, promote, offer for sale, and sell Zonagen Combination Products for all uses in the Field (as the definition of Field has been modified in accordance with Sections 3.1.1 or 3.1.2 hereof prior to the date the Parties sign an agreement with respect to such Zonagen Combination Product). Such agreement may contain territorial limitations as may be agreed upon by the Parties. The exclusive right to negotiate shall extend from the Effective Date of this Agreement until *** after Zonagen provides SP Ltd. with written notice that it has filed, in the United States, with the FDA and the FDA has accepted an NDA supporting Regulatory Approval of a Zonagen Combination Product, which notice shall include a copy of the NDA so filed (the "Exclusive Negotiation Period"). Notwithstanding the foregoing, if SP Ltd. sells a SP Ltd. Combination Product,

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*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


     SP Ltd.'s right of first negotiation under this Section 3.2.1 with respect to any Zonagen Combination Product containing the same active ingredients as such SP Ltd. Combination Product shall automatically cease upon SP Ltd.'s First Commercial Sale of such SP Ltd. Combination Product.

           3.2.2  *** Formulations.  If Zonagen has developed a *** Formulation
                  ----------------
     prior to SP Ltd.'s exercise of its option under Section 3.1.1 hereof or if SP Ltd.'s option under Section 3.1.2 has expired, SP Ltd. shall have the exclusive first right to negotiate with Zonagen, should Zonagen determine to work with third parties with respect to the making, using, selling, marketing or distribution of such *** Formulation, an agreement by which SP Ltd. will obtain the exclusive right (which, in Zonagen's discretion may be either exclusive except as to Zonagen or exclusive even as to Zonagen) to make, have made, import, export, use, distribute, market, promote, offer for sale and sell *** Formulations for all uses. The exclusive right to negotiate shall extend from the Effective Date of this Agreement until *** after Zonagen provides SP Ltd. with written notice that it has filed, in the United States, with the FDA and the FDA has accepted an NDA supporting Regulatory Approval of a *** Formulation of the Licensed Product, which notice shall include a copy of the NDA so filed (the "*** Exclusive Negotiation Period").

          3.2.3   Standstill.  Zonagen agrees that on or before the Effective
                  ----------
     Date of this Agreement it will terminate any existing discussions with other potential purchasers or licensees of any such Zonagen Combination Products and any such *** Formulations and that during the Exclusive Negotiation Period (with respect to Zonagen Combination Products) and the *** Exclusive Negotiation Period (with respect to *** Formulations) it will not knowingly permit any of its officers, directors, employees, representatives or agents to, directly or indirectly, (i) solicit, initiate, encourage or enter into any discussions or negotiations with any corporation, partnership, limited liability company, person or other entity or group (each a "Person") with respect to any proposal or offer to acquire, license, distribute or exploit any such Zonagen Combination Product or *** Formulation in any manner or (ii) furnish any Person with any information with respect thereto. Notwithstanding the foregoing, this
     Section 3.2.3 shall not prohibit Zonagen from negotiating or entering into agreements with third parties whereby Zonagen will acquire rights to other products or technology which will become part of such Zonagen Combination Products, provided, however, that Zonagen shall use its reasonable best
               -----------------
     efforts to not enter into any such agreement which would in any way diminish Schering's rights hereunder with respect to such Zonagen Combination Products (i.e., under such agreements, Zonagen shall use its reasonable best efforts to obtain exclusive worldwide rights, with the right to sublicense, to make, have made, use, market, distribute, sell, import and export, any Zonagen Combination Products using such third party component). If, despite having used such reasonable best efforts, Zonagen is not able to negotiate such an agreement that does not

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     diminish SP Ltd.'s rights hereunder, prior to entering into such Agreement, Zonagen shall consult with SP Ltd., with the aim of making reasonable alternative arrangements. Notwithstanding the foregoing, Zonagen shall be free to provide such third party with any data Zonagen generates with respect to the use of the component provided by such third party as a single entity.

          3.2.4   Negotiation of Agreement.  At any time during the Exclusive
                  ------------------------
     Negotiation Period (with respect to Zonagen Combination Products) or the *** Exclusive Negotiation Period (with respect to *** Formulations), after Zonagen has provided Schering; with copies of the results of Phase II studies demonstrating the efficacy of such Zonagen Combination Product or such *** Formulation, Zonagen may, by written notice to SP Ltd., initiate negotiation of the agreement described in Section 3.2.1 or 3.2.2 hereof, as appropriate. Upon Zonagen's request to initiate such negotiations, the Parties shall commence good faith negotiations of the agreement described in Section 3.2.1 or 3.2.2 hereof, as appropriate, which agreement shall contain terms and provisions which are reasonable and customary in the pharmaceutical industry for the class of products that includes such Zonagen Combination Products or *** Formulations. If the Parties fail to sign a definitive agreement within *** of the commencement of such negotiations, or such longer period of time as the Parties may agree, Zonagen thereafter shall be free to initiate negotiations with a third party with respect to either the Zonagen Combination Product or the *** Formulation, as appropriate, provided, however that Zonagen may not enter
                                  --------  -------
     into an agreement with a third party on terms that, when taken as a whole, are less favorable to Zonagen, than were the terms in SP Ltd.'s last offer to Zonagen during their negotiations, without first offering SP Ltd., in writing, the opportunity to enter into an agreement with Zonagen on such less favorable terms. SP Ltd. shall have *** from the receipt of such written offer from Zonagen to elect whether or not to accept such offer.
     If SP Ltd. declines to accept such offer or fails to accept such offer within such *** period, Zonagen shall be free to enter into an agreement with a third party on such terms.

                                  ARTICLE IV
             DEVELOPMENT, COMMERCIALIZATION AND REGULATORY ISSUES

     4.1  Completion of Studies.
          ---------------------

          4.1.1   Pre-Clinical and Clinical Studies and Testing.  Zonagen, at
                  ---------------------------------------------
     its own cost and expense, shall diligently conduct and complete all ongoing (as of the Effective Date) testing and studies that are necessary or useful to support Regulatory Approval in the member states of the European Union as constituted on the Effective Date (the "European Union") of the Licensed Products for use in the Male Sexual Function Indication. Additionally, Zonagen shall diligently conduct and complete all testing and studies, including, without limitation,

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     all post-marketing commitments, that are imposed by Regulatory Authorities or agreed to as a condition of Regulatory Approval of the Licensed Product with *** for use in the Male Sexual Function Indication, provided, however,
                                                              --------  -------
     that Zonagen's obligation to use such diligent efforts shall not be interpreted to require Zonagen to incur more than *** of expenses in conducting such studies. If the cost of such studies exceeds ***, the Parties shall mutually agree as to which Party shall complete and pay for such studies. Zonagen shall have no other right to conduct clinical studies of the Licensed Product or any Improvements thereto for use of such Licensed Product or Improvements in the Male Sexual Function Indication without first obtaining SP Ltd.'s written consent to conduct such clinical studies, which consent may be provided or withheld in SP Ltd.'s sole discretion. Should Zonagen fail to conduct any such studies within the time frame requested by Regulatory Authorities, SP Ltd. shall have the right to conduct such studies. SP Ltd. shall be permitted to credit the reasonably fully absorbed costs and expenses (directly attributed to the conduct of such studies) incurred by SP Ltd. in conducting such studies (including any payments SP Ltd. makes to Zonagen if Zonagen conducts such studies) against royalties that are or become due to Zonagen under Section
     7.3 hereof, provided, however, that in no event shall such credit result in
                 --------  -------
     a reduction of more than *** of any royalty payment due under Section 7.3 hereof.

          4.1.2   Investigator Initiated Studies.  SP Ltd. will support
                  ------------------------------
     investigator initiated studies of the Licensed Product in the Field, which studies shall be initiated in the European Union prior to Regulatory Approval of the Licensed Product in the European Union. SP Ltd.'s obligation under this Section 4.1.2 shall be limited to supporting such studies, which in the aggregate, have no more than *** patients enrolled.

     4.2  Data and Reports.  Zonagen shall promptly provide SP Ltd. with copies
          ----------------
of all data and reports that prior to the Effective Date have been generated and after the Effective Date are generated in connection with all studies conducted in support of Regulatory Approval of the Licensed Products for use in the Field, or are useful to enable SP Ltd. to decide whether to exercise its option for any Additional Indications pursuant' to Section 3.1.

     4.3  Preparation and Filing of HRD.
          -----------------------------

          4.3.1   Europe.  Zonagen, at its own expense, shall diligently prepare
                  ------
     for filing by SP Ltd. with Regulatory Authorities in the European Union, a single HRD, in English, which supports Regulatory Approval, in the European Union, of the Licensed Product with a goal of obtaining at least the *** for use of the Licensed Product in the Field. Upon SP Ltd.'s request, Zonagen shall promptly provide SP Ltd. with responses to any questions posed by Regulatory Authorities in the Territory with respect to such HRDs or the Licensed Product. With respect to the HRD for filing in the European Union, SP Ltd., at its own expense, shall provide Zonagen with advice and reasonable assistance in (i) reviewing study reports, (ii)

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     preparing HRDs, (iii) preparing supplements to the HRDs, and (iv) any other matters that the Parties mutually agree need to be addressed to expedite the Regulatory Approval process in the European Union for the Licensed Product in the Field.

          4.3.2   Other Countries.  SP Ltd., at its own expense, shall
                  ---------------
     diligently prepare and file, with the Regulatory Authorities in those countries of the Territory outside of the European Union where SP Ltd., in its sole discretion, determines it is commercially sensible to do so, HRDs which support Regulatory Approval, in such countries, of the Licensed Product for use in the Field. Upon SP Ltd.'s request, Zonagen shall promptly provide SP Ltd. with responses to any questions posed by Regulatory Authorities in the Territory with respect to such HRDs or the Licensed Product. Also, upon SP Ltd.'s request, Zonagen, at its own expense, (to the extent Zonagen can do so utilizing in-house resources) shall provide SP Ltd. with advice and reasonable assistance in (i) developing an HRD filing strategy with respect to such countries, (ii) reviewing study reports, (iii) preparing HRDs for filing in such countries,
     (iv) preparing supplements to such HRDs, (iv) responding to questions from the Regulatory Authorities regarding the HRDs or any supplements thereto filed in such countries, and (v) any other matters that the Parties mutually agree need to be addressed to expedite the Regulatory Approval process in such countries for the Licensed Product in the Field. SP Ltd. shall reimburse Zonagen for its documented reasonable out-of-pocket expenses incurred in connection with providing such assistance.

     4.4  Adverse Event Reporting.  After an NDA supporting Regulatory Approval
          -----------------------
of the Licensed Product for use in the Field has been filed with and accepted for filing by the FDA SP Ltd. shall be responsible for adverse event reporting. To the extent Zonagen receives any information regarding adverse events related to the use of the Licensed Product Zonagen shall promptly provide SP Ltd. with such information in accordance with the Adverse Event Reporting Procedures (as may be amended from time to time upon mutual agreement) set forth in Schedule 4.4.

     4.5  Development Activities by SP Ltd.  During the Term of this Agreement
          ---------------------------------
and thereafter, unless this Agreement is terminated prior to the expiration of the Term, SP Ltd. shall have the right to (i) develop improvements to the Licensed Products, (ii) to develop SP Ltd. Combination Products and (iii) to conduct clinical studies with the Licensed Products, SP Ltd. Combination Products and/or any Improvements thereto for use in the Field or in any Zonagen Additional Indications for which SP Ltd. has exercised, its option under Section
3.1. Except as otherwise provided in Section 7.3.1 hereof, SP Ltd. shall be solely responsible for the costs incurred in connection with conducting such studies.

     4.6  Development of Zonagen Additional Indications and *** Formulations.
          ------------------------------------------------------------------
If SP Ltd. exercises its option under Section 3.1.l with respect to a Zonagen Additional Indication or under Section 3.1.2 with respect to the *** Formulation, unless the Parties agree that SP Ltd. will assume

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

such development responsibilities Zonagen, thereafter, shall use diligent efforts to conduct the clinical studies that are necessary or useful to support Regulatory Approval of the Licensed Product for such Zonagen Additional Indication or of the *** Formulation, as appropriate. Except as otherwise provided in Section 3.1.3 hereof, Zonagen shall be solely responsible for the costs, incurred in connection with conducting such studies. Within *** after the end of each Calendar Quarter (whether or not SP Ltd. has exercised its option under Sections 3.1.1 or 3.1.2 hereof), Zonagen shall provide SP Ltd. with a written report which sets forth a summary of such research and development activities conducted during such Calendar Quarter by or on behalf of Zonagen. Upon SP Ltd.'s request, which requests may be made from time to time, Zonagen also shall provide SP Ltd. with copies with the following information that relates to any the use of the Licensed Product or *** Formulations of the Licensed Product in any of the Additional Indications: (i) all data collected during such Calendar Quarter, (ii) any analyses conducted during such Calendar Quarter, (iii) any study reports completed during such Calendar Quarter, (iv) any clinical study protocols prepared during such Calendar Quarter, and (v) any correspondence received from or sent to the FDA during such Calendar Quarter. The foregoing reporting obligations shall apply with respect to any given Zonagen Additional Indication for only so long as SP Ltd. has an option to such Zonagen Additional Indication pursuant to Section 3.1.1 or, it SP Ltd. has exercised its option, for the remainder of the Term of this Agreement.

     4.7  Notice.  During the Term of this Agreement, each Party shall notify
          ------
the other Party upon its initiation of clinical studies with respect to (i) any Additional Indication for the Licensed Product, (ii) any new form or formulation of the Licensed Product, and (iii) any Combination Product.

     4.8  Joint Development Committee.
          ---------------------------

          4.8.1   Establishment of Joint Development Committee.  At SP Ltd.'s
                  --------------------------------------------
     option, a joint development committee ("JDC") will be established to prepare and monitor the development program for Additional Indications and for each Party to update the other on its development of Additional Indications. Prior to the time SP Ltd. exercises its option under Section
     3.1 hereof with respect to Additional Indications, the JDC shall have the right to monitor the development program and shall serve only in an advisory capacity with respect thereto. After the time SP Ltd. exercises its option under Section 3.1 hereof with respect Additional Indications, the JDC shall have the additional authority to direct Zonagen's development of the Licensed Product for such Additional Indications.

          4.8.2   Composition of JDC.  If SP Ltd. elects to establish the JDC
                  ------------------
     pursuant to Section 4.8.1 hereof, The JDC shall be composed of up to three
     (3) representatives from each of SP Ltd. and Zonagen, and a quorum shall consist of at least one (1) JDC representative from each Party. In any matter before the JDC, each Party shall have one (1) vote, and no action shall be taken except by the unanimous vote of the JDC. A Party's representatives shall serve at the discretion of such Party and may be substituted for or replaced at any time by such Party. The JDC shall be chaired by a representative of SP Ltd.. The Chairperson shall be responsible for calling meetings, preparing agendas and preparing and issuing minutes of each meeting within thirty (30) days thereafter.

          4.8.3   JDC Meetings.  Once established, the JDC shall meet at least
                  ------------
     once each Calendar Quarter during the term of this Agreement, until such time as the Parties agree to a more or less frequent meeting schedule. The site of such meetings shall alternate between the offices of SP Ltd. and Zonagen (or any other site mutually agreed upon by the Parties) and each Party shall bear its own costs of attending such meetings. All meetings of the JDC shall be summarized in writing and sent to both Parties and countersigned by both Parties

          4.8.4   Deadlock.  In the event that the JDC is unable to reach a
                  --------
     decision by unanimous vote with respect to any matter and such inability continues for a period of thirty (30) calendar days after the date on which the matter is first voted on by the JDC, each Party shall have the right to refer the matter to the most senior executive managers responsible for the development of the Licensed Product, i.e., the President of Zonagen and the President of Schering-Plough Research Institute (for development and regulatory issues) or the Executive Vice President, Schering-Plough Pharmaceuticals (for commercial issues) for resolution. Such senior executive managers shall have thirty (30) calendar days after the date on which the matter is first submitted to them to resolve such dispute. If such senior executive managers are unable to resolve such dispute within such thirty (30) calendar day period, either Party may, by providing written notice to the other Party within thirty (30) calendar days after the end of such thirty (30) day period, request that the matter be submitted to a special arbitration panel for resolution, in accordance with the procedures set forth in Schedule 14.2, Part I.



                                   ARTICLE V
                            MANUFACTURE AND SUPPLY

     5.1  Supply of SP Ltd.'s Requirements.
          --------------------------------

          5.1.1   Manufacture and Supply by Zonagen.  From the Effective Date
                  ---------------------------------
     until the fifth anniversary of SP Ltd.'s First Commercial Sale of Licensed Product in the Territory and in accordance with the provisions of a manufacturing and supply agreement entered into by the Parties pursuant to
     Section 5.1.2 hereof, Zonagen shall either Manufacture the Licensed Compound at Zonagen's own premises or subcontract the Manufacture of the Licensed Compound to one or more subcontractors which shall have sufficient knowledge and expertise to carry out the Manufacture of the Licensed Compound and sufficient capacity to meet SP Ltd.'s and SP Ltd.'s Affiliates', distributors' and sublicensees' requirements for

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     Licensed Compound. From the Effective Date until the *** anniversary of SP Ltd.'s First Commercial Sale of Licensed Product in the Territory and in accordance with the provisions of a manufacturing and supply agreement entered into by the Parties pursuant to Section 5.1.2 hereof, Zonagen shall either Manufacture the Licensed Product at Zonagen's own premises or subcontract the Manufacture of the Licensed Product to one or more subcontractors which shall have sufficient knowledge and expertise to carry out the Manufacture of the Licensed Product and sufficient capacity to meet SP Ltd.'s and SP Ltd.'s Affiliates', distributors' and sublicensees' requirements for Licensed Product. During such time periods, Zonagen shall cause to be Manufactured and supply to SP Ltd., and SP Ltd. shall purchase exclusively from Zonagen, SP Ltd.'s Requirements of Licensed Compound and/or Licensed Product, as appropriate, for the Territory, provided,
                                                                 ---------
     however, that Zonagen's obligation to supply and SP Ltd.'s obligation to
     -------
     purchase Licensed Compound and Licensed Product in accordance with this
     Section 5.1 are subject to SP Ltd.'s option to Manufacture and supply Licensed Compounds and/or Licensed Products pursuant to Section 5.10 hereof. For the purposes of this Agreement, the term "Requirements" shall mean, except where specifically provided otherwise herein, all quantities of the Licensed Compounds and Licensed Products that are required by SP Ltd. and its Affiliates, distributors and sublicensees for distribution, marketing (including sampling), clinical trial materials and sale of the Licensed Product during the Term hereof.

          5.1.2   Manufacturing and Supply Agreement.  Promptly after the
                  ----------------------------------
     execution of this Agreement, the Parties shall meet to coordinate all aspects of material logistics relating to the supply of the Licensed Product hereunder. In a timely manner, but no later than within ninety
     (90) days of the Effective Date, the Parties shall agree to the terms of a Manufacture and Supply Agreement (which shall be consistent with Zonagen's obligations under the ***), based on determinations and understandings reached by the Parties that shall include, but not be limited to, logistical procedures relating to the delivery, quality control, quality assurance, recall procedures, release and manufacturing regulatory compliance matters associated with the supply of Licensed Product, and define the responsibilities and obligations of Zonagen and SP Ltd. with respect thereto. The terms of the Manufacture and Supply Agreement shall not include any additional payment terms between the Parties and no material term of the Manufacture and Supply Agreement shall be in conflict with this Agreement. The Parties shall resolve all logistical issues relating to the manufacture or supply of Licensed Product during the term of this Agreement consistent with the terms and conditions of the Manufacture and Supply Agreement.

          5.1.3   Third Party Obligations.  SP Ltd. acknowledges that, prior to
                  -----------------------
     the Effective Date, Zonagen has entered into the *** relating to the manufacture and supply of a Licensed Compound, in bulk form, for Zonagen. Zonagen agrees that it will not extend the term of or renew the *** and will not enter into agreements with any third party with respect to the

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     manufacture of the Licensed Compound and/or the Licensed Product without SP Ltd.'s prior written consent. Zonagen further agrees that it will take all necessary action to cause the *** to expire or terminate, with respect to the Licensed Compound for use in the Field, at the end of the initial five
     (5) year term stated in the ***, or, upon SP Ltd.'s request, earlier, provided that such earlier termination is permitted by the *** and results in no financial penalty to Zonagen.

     5.2 Purchase Price. If SP Ltd. purchases Licensed Compound or Licensed Product from Zonagen pursuant to a Manufacture and Supply Agreement entered into in accordance with Section 5.1.2 hereof, SP Ltd. shall pay to Zonagen, the actual cost of goods paid by Zonagen to third parties manufacturing the Licensed Product for Zonagen plus *** of such actual cost of goods, provided, however,
                                                           --------  -------
that SP Ltd.'s purchase price for Licensed Product hereunder will be based only on the first *** per tablet of such actual cost of goods so paid by Zonagen and SP Ltd.'s purchase price for License Compound hereunder will be based only on the first *** per kilogram of such actual cost of goods so paid by Zonagen. After the First Commercial Sale of the Licensed Product in the Territory the foregoing caps on SP Ltd.'s purchase price hereunder shall be adjusted on an annual basis each January 1st by the annual percentage charge in the Producer's Price Index for Pharmaceutical Products reported in the month of June of the year immediately preceding the year in which the adjustment is to be effective.

     5.3  Clinical Trial Materials and Samples.  Notwithstanding anything to the
          ------------------------------------
contrary in Section 5.2 hereof, Licensed Product for clinical trials and for distribution of samples to physicians shall be provided to SP Ltd. by Zonagen free of charge, provided, however, that in any Calendar Year, the amount of
                --------   -------
Licensed Product that SP Ltd. may receive free of charge from Zonagen for the purpose of distributing samples of the Licensed Product shall not exceed the following amounts:

                 ***

Notwithstanding the foregoing, the maximum number of tablets Zonagen shall be required to provide collectively to SP Ltd. hereunder and to Schering Corporation under the U.S. License Agreement during any such year for purpose of distributing samples shall not exceed ***.

For amounts of Licensed Product in excess of maximum amounts purchased by SP Ltd. from Zonagen in any Calendar Year for distribution of samples, the purchase price to be paid by SP Ltd. shall be the actual cost of goods paid by Zonagen to third parties manufacturing the Licensed Product for Zonagen

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     5.4  Forecasts and Orders.
          --------------------

          5.4.1   Forecasts.  The Parties will work together to establish
                  ---------
     mechanisms to ensure efficient, fair, equitable and cost effective supply logistics and materials management. Within thirty (30) days after the Effective Date, SP Ltd. shall provide Zonagen with a non-binding preliminary forecast of SP Ltd.'s estimated requirements of the Licensed Product during the eighteen (18) month period following the Effective Date. As soon as practicable, but not later than thirty (30) days after the first HRD is filed with Regulatory Authorities in the Territory, SP Ltd. shall provide Zonagen with a written forecast (by Calendar Quarter) of the quantity of Licensed Product that SP Ltd. desires to have delivered to it during the following four (4) consecutive Calendar Quarters. The forecast for the first two (2) of such four Calendar Quarters shall represent a binding commitment of SP Ltd. to purchase and Zonagen to supply such forecasted amount of Licensed Product. Thereafter, at least fifteen (15) days before the end of each subsequent Calendar Quarter, SP Ltd. shall provide a written, updated forecast (by Calendar Quarter) of the quantity of Licensed Product that SP Ltd. desires to have delivered to it during the following four (4) consecutive Calendar Quarters. Zonagen acknowledges that such forecasts are only estimates of SP Ltd.'s purchase Requirements of the Licensed Product and that SP Ltd. shall not be bound by any such estimate except that the first two (2) Calendar Quarters of each successive forecast so provided shall likewise represent a binding commitment of SP purchase and of Zonagen to supply such forecasted quantity of Licensed Product in a timely manner, subject to adjustment within the limits set forth in Section 5.4.2 hereof. The Parties understand that the making of such forecasts and purchase orders pursuant to Section 5.4.2 hereof must be consistent with Zonagen's obligations under the ***.

          5.4.2   Purchase Orders.  SP Ltd. shall issue to Zonagen firm purchase
                  ---------------
     orders for each delivery not later than three (3) months prior to the requested delivery date. Zonagen shall not be obligated to supply that quantity of Licensed Product in any Calendar Quarter that is more than one hundred and twenty-five percent (125%) of the last binding forecast provided by SP Ltd. for the Calendar Quarter in question; provided,
                                                                --------
     however,  that Zonagen shall endeavor to take all reasonable steps to fill
     -------
     binding orders for Licensed Product in excess of such amount.

     5.5  Delivery Terms.  All Licensed Compound and/or Licensed Product shall
          --------------
be delivered *** (Incoterms 1990) to up to five (5) sites in the Territory to be specified by SP Ltd.. Zonagen shall pay *** specified site and SP Ltd. shall pay ***. Title and risk of loss shall pass to SP Ltd. upon delivery by Zonagen to SP Ltd.

     5.6  Scheduling of Delivery.  Zonagen shall schedule the timely
          ----------------------
manufacturing and shipment of the Licensed Product pursuant to SP Ltd.'s firm purchase orders. Should Zonagen, at

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

any time during the course of this Agreement, have reason to believe that it will be unable to meet SP Ltd.'s requested delivery dates, Zonagen will promptly notify SP Ltd., in writing, stating the reasons for the delay.

     5.7  Inability to Supply.  If at any time Zonagen is of the opinion that it
          -------------------
may not be able to meet future binding orders from SP Ltd. for Licensed Product (including, but not limited to a situation where as a result of any intellectual property litigation Zonagen chooses not to supply Licensed Product) it shall immediately notify SP Ltd. in writing, and the Parties shall in good faith cooperate and endeavor to make appropriate arrangements for a continuous and adequate supply of Licensed Product from Zonagen to SP Ltd. If Zonagen is unable to supply at least eighty percent (80%) of the quantities of Licensed Product ordered by SP Ltd. in any two (2) consecutive Calendar Quarters, based on SP Ltd.'s estimates of its future Requirements, SP Ltd. shall be relieved of its obligation to purchase the Licensed Product from Zonagen and at any time thereafter, SP. Ltd., consistent with Zonagen's obligations under the ***, may exercise its right to manufacture the Licensed Compound or the Licensed Product under Section 5.10 hereof. Zonagen, at its own expense, shall provide SP Ltd. with all reasonable assistance to enable SP Ltd. or its third party manufacturer to manufacture the Licensed Product permitted to be manufactured by SP Ltd. hereunder.

     5.8  Second Source of Supply.  Within a reasonable time (which shall not
          -----------------------
exceed *** plus any delay associated with approval of the site of manufacture by Regulatory Authorities) after Worldwide Annual Net Sales of the Licensed Product attain a level of ***, or if a restriction is imposed upon (i) manufacturing that would prevent Zonagen from meeting its supply obligations hereunder or (b) exporting the Licensed Compound or Licensed Product out of the country where it is manufactured, then, subject to the terms and provisions of the ***, Zonagen shall, at its own cost and expense, qualify a second source of supply of the Licensed Compound and Licensed Product, which second source of supply shall be subject to SP Ltd.'s approval, which approval shall not unreasonably be withheld. SP Ltd., at its sole option, may elect to be qualified as such second source of supply.

     5.9  Quality Control and Quality Assurance.
          -------------------------------------

          5.9.1   Adherence to Specifications.  Zonagen warrants that all of the
                  ---------------------------
     Licensed Product supplied by Zonagen (whether Manufactured by Zonagen or a third party) to SP Ltd. hereunder shall conform to the specifications therefor as defined in the then-current Regulatory Approval of each country of the Territory ("Specifications"), as such Schedule may be amended from time to time by written agreement between the Parties and shall be manufactured in accordance with the current procedures described in the applicable Regulatory Approval and all current Good Manufacturing Practices ("cGMPs") and other applicable federal, national, supra-national, state and local laws and regulations in effect at the time of manufacture. In the event that SP Ltd. requests any changes in the packaging of the Licensed Products beyond what is required by the relevant Regulatory Authorities to obtain or maintain Regulatory Approval for the Licensed Product in a country of the Territory, SP Ltd. shall reimburse Zonagen for they reasonable documented out of pocket costs incurred by Zonagen in making such changes, provided that such costs have been approved by SP Ltd. prior to the time they are incurred.

          5.9.2   Quality Control Program.  Zonagen shall maintain a quality
                  -----------------------
     control program consistent with current cGMPs, as required by the Pharmaceutical Inspection Convention, all applicable laws and regulations, and health authorities, including, without limitation, the FDA, in the Territory, as applicable, and the country of manufacture, and all subsequent additions and revisions thereto.

          5.9.3   Testing and Release of Licensed Product.  At Zonagen's expense
                  ---------------------------------------
     representative samples of each shipment of Licensed Product shall be analyzed in accordance with the methods of analysis defined in the then-current marketing authorization for the Territory. On release by Zonagen, Zonagen shall notify SP Ltd. that the lot of Licensed Product is available for shipment to SP Ltd. from Zonagen's manufacturing facility and along with such shipment shall provide SP Ltd. with Certificates of Analysis and Compliance for the Licensed Product included in such shipment. SP Ltd. retains the right to analyze any shipment of Licensed Product to confirm that it conforms to the Specifications.

          5.9.4   Nonconforming Product.  If a shipment of Licensed Product does
                  ---------------------
     not conform to the Specifications, Zonagen shall replace such shipment free of charge with a substitute shipment which meets such Specifications according to the following timeframe: If the Licensed Product is in inventory then conforming Licensed Product will be shipped promptly. If the Licensed Product is not in inventory, Zonagen will take all reasonable steps to ensure expeditious manufacture of conforming Licensed Product which will be shipped promptly after completion of Manufacture. At Zonagen's expense, the nonconforming shipment shall be returned to Zonagen, or disposed of by SP Ltd., at SP Ltd.'s option.

          5.9.5   Inspections by Regulatory Authorities.  Each Party agrees to
                  -------------------------------------
     notify the other within two (2) business days of its receipt of notification of any inquiries, notifications, or inspection activity by any Regulatory Authority, governmental agency or authority in regard to the Licensed Product or the manufacturing facilities therefor. Zonagen shall provide a reasonable description to SP Ltd. of any such governmental inquiries, notifications or inspections promptly (but in no event later than five (5) calendar days) after notification of completion of such visit or inquiry. Zonagen shall furnish to SP Ltd., (i) within two (2) business days after receipt, any report or correspondence issued by the Regulatory Authority or governmental authority in connection with such visit or inquiry, including but not limited to, any FDA form 483, Establishment Inspection Reports or warning letters and (ii) at the same time it provides to any Regulatory Authority or governmental authority, copies of any

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     and all documents, responses or explanations relating to items set forth above, in each case purged only of trade secrets of Zonagen or its third party manufacturers that are unrelated to the obligations under this Agreement or are unrelated to the Licensed Product. In the event such governmental agency or authority requests or requires any action to be taken to address any citations, Zonagen agrees, after consultation with SP Ltd., to take such action as necessary to address such citations, and agrees to cooperate with SP Ltd. with respect to any such citation and/or action taken with respect thereto.

          5.9.6   Inspections by SP Ltd. Zonagen shall endeavor to obtain the
                  ----------------------
     right for SP Ltd. to visit, during normal business hours and with reasonable advance notice (a minimum of thirty (30) business days) Zonagen's manufacturing facility (including Applied Analytical Industries, Inc., Synkem, Ultraseal Corporation or their successors), under customary confidentiality conditions, for the purpose of observing the manufacturing, packaging, testing, and warehousing of the Licensed Product and to inspect for compliance with cGMPs and other applicable regulatory requirements.

     5.10 SP Ltd.'s Right to Manufacture.
          ------------------------------

          5.10.1  Option.  Subject to Zonagen's obligations under the ***, SP
                  ------
     Ltd. shall have the right to begin Manufacturing the Licensed Compound and/or the Licensed Product, itself or through a third party selected by it, at any time during the Term of this Agreement after SP Ltd. has provided Zonagen with six (6) months prior notice of its intent to assume such Manufacturing responsibilities. When SP Ltd. advises Zonagen that it is able to Manufacture all of its Requirements of the Licensed Compound and the Licensed Product, Zonagen shall be relieved of its Manufacturing and supply obligations under this Article V. Upon SP Ltd.'s request, Zonagen, shall provide SP Ltd. with all reasonable assistance to enable SP Ltd. or its third party manufacturer to manufacture the Licensed Compound and/or the Licensed Product. SP Ltd. shall reimburse Zonagen for the documented reasonable out-of-pocket costs incurred by Zonagen in providing such assistance, provided that SP Ltd. has approved of such costs prior to the time they are incurred. Upon assuming such Manufacturing responsibilities, SP Ltd. shall Manufacture the Licensed Product in accordance with the Specifications cGMPs and all applicable regulatory requirements and shall maintain a quality assurance program with respect thereto.

          5.10.2  Continued Manufacture by Zonagen.  Notwithstanding Section
                  --------------------------------
     5.10.1 hereof, if, prior to SP Ltd.'s exercise of its right to begin Manufacturing the Licensed Compound and/or the Licensed Product pursuant to
     Section 5.10.1, Zonagen has established a second source of supply of Licensed Compound and Licensed Product pursuant to Section 5.8 hereof, Zonagen shall have the right to continue to supply up to *** of SP Ltd.'s

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


     requirements to the Licensed Compound and the Licensed Product until Zonagen, in accordance with generally accepted accounting procedures, has fully amortized the out-of-pocket cost it incurred in establishing such second source of supply, including any early cancellation penalties to be paid by Zonagen to a third party second source of supply, provided, however
                                                               --------  -------
     that in no event shall SP Ltd., after it has exercised its right to manufacture, be obligated to purchase the Licensed Compound or the Licensed Product from Zonagen at a price that exceeds SP Ltd.'s *** for manufacturing such Licensed Compound or Licensed Product. Alternatively, SP Ltd. may elect to reimburse Zonagen for the out-of-pocket cost incurred by Zonagen in establishing such second source of supply, including any early cancellation penalties to be paid by Zonagen to a third party second source of supply (to the extent such out-of-pocket cost has not otherwise been amortized in accordance with the preceding sentence), and upon the provision of such reimbursement, Zonagen's right to manufacture the Licensed Compound and the Licensed Product shall immediately cease.

          5.10.3  Termination of Manufacturing and Supply Agreement.  Upon the
                  -------------------------------------------------
     termination, pursuant to this Section 5.10 of Zonagen's right to manufacture the Licensed Compound and the Licensed Product, the Manufacturing and Supply Agreement entered into by Zonagen and SP Ltd. shall automatically be terminated.

                                  ARTICLE VI
                        MARKETING AND COMMERCIALIZATION

     6.1  Commercialization.  Except as set forth in Section 3.3, SP Ltd. shall
          -----------------
be solely responsible for the promotion, marketing, distribution and sale of Licensed Product in the Field hereunder. After receipt of Regulatory Approval of the Licensed Product,, SP Ltd. shall use diligent efforts to promote, market and sell the Licensed Product in those countries of the Territory where such Regulatory Approval has been received. For the purposes of this Section 6.1, "diligent efforts" shall mean those efforts which are similar to the efforts used by SP Ltd. in the marketing and sale of other products that have similar commercial value, status and potential to the Licensed Product. The Parties acknowledge and agree that, subject to the terms of this Agreement, all business decisions including, without limitation, decisions relating to SP Ltd.'s manufacture, sale, commercialization, design, price, distribution, marketing and promotion of Licensed Products covered under this Agreement, shall be within the sole discretion of SP Ltd.. Notwithstanding the foregoing, nothing in this Agreement shall serve to prohibit SP Ltd. or its Affiliates from developing, registering, making, using or selling any product for use in the Field, whether or not such product directly or indirectly competes with the Licensed Product,
***

     6.2  Opportunity to Cure.  If, in Zonagen's reasonable opinion, SP Ltd.
          -------------------
fails to comply with any of its diligence obligations under Section 6.1 in any country of the Territory (provided,
                          --------

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

however that for purposes of this Article VI, the countries of the European
-------
Union, shall collectively be considered as a single country), then Zonagen shall have the right to give SP Ltd. written notice thereof stating in reasonable detail the particular failure(s). SP Ltd. shall have a period of *** from the receipt of such notice to correct the failure or, in the event that the failure cannot be reasonably cured within a *** period, then SP Ltd. shall initiate actions reasonably expected to cure the failure within *** of receiving notice and shall thereafter diligently pursue such actions to cure the failure (even if requiring longer than the *** specified in Section 13.3.1 (i)). In the event of a dispute as to whether or not SP Ltd. has failed to exercise due diligence under Section 6.1 or whether SP Ltd. is diligently pursuing actions reasonably expected to cure such failure under this Section 6.2, such dispute shall be resolved through the procedures set forth in Section 14.2 hereof. If, a determination is made, in accordance with such dispute resolution procedures (taking into account the facts relevant to the efforts SP Ltd. is using with respect to the Licensed Product, including, without limitation, the competitive environment for the Licensed Product, the product life cycle of the Licensed Product, and the adverse event profile of the Licensed Product), that SP Ltd. has failed to meet its diligence obligations under Section 6.1 in any country of the Territory and has failed to cure such failure in accordance with this
Section 6.2, Zonagen, as its sole remedy, thereafter shall have the right to comarket, either itself or through a third party, a second brand (i.e., using a trademark other than a trademark used by SP Ltd., its Affiliates or sublicensees for the Licensed Product) of the Licensed Product in such country of the Territory. In the event Zonagen obtains the right to comarket a second brand of the Licensed Product under this Agreement, SP Ltd. shall grant to Zonagen the right to cross-reference all applicable HRDs with respect to the Licensed Product.

     6.3  Marketing Review.  SP Ltd. and Zonagen shall periodically meet, at
          ----------------
such times and places as are mutually agreed upon by the Parties, for SP Ltd. to update Zonagen with respect to marketing strategy, programs and progress for the Licensed Products, provided, however, that such meetings shall occur once per
                   --------  -------
Calendar Year unless the Parties agree to meet more or less often. SP Ltd. and Zonagen shall each be responsible for its own expenses incurred in connection with attending such meetings.

                                  ARTICLE VII
                        PAYMENTS, ROYALTIES AND REPORTS

          7.1    Milestone Payments.  In partial consideration for the licenses
                 ------------------
     and other rights granted to SP Ltd. hereunder, SP Ltd. shall pay Zonagen milestone payments as follows, each such payment being due within ten (10) business days after the occurrence of the event triggering such payment hereunder:

               (a) Five Million Dollars ($5,000,000.00) upon the Effective Date;

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

               (b) *** after the occurrence of both (i) the completion by Zonagen of the *** the Licensed Product and the submission of a report to SP Ltd. for such study, which report is in a form reasonably acceptable to SP Ltd. and *** and (ii) the submission to and acceptance by the United States Food and Drug Administration of a New Drug Application for the Licensed Product in the Field; provided,
                                                                  --------
          however that such NDA is accepted for filing on or before ***; and
          -------

               (c) *** upon SP Ltd.'s receipt of written documentation of the first Regulatory Approval of the Licensed Product with *** in the United Kingdom, provided, however that if the first Regulatory
                          --------  -------
          Approval of the Licensed Product in the United Kingdom is granted without ***, such *** milestone payment will be reduced to *** if SP Ltd. elects not to terminate this Agreement pursuant to either Section 13.2(c) or Section 13.2(d) hereof, provided, however that if such
                                             --------
          reduced payment is made an additional *** payment will be made to Zonagen if and when SP Ltd.'s Net Sales of the Licensed Product in all countries of the Territory, excluding Japan, during any *** exceeds *** in the aggregate provided that such level of Net Sales is attained within the first *** after the First Commercial Sale of the Licensed Product in the Territory;

               (d) *** upon SP Ltd.'s receipt of written documentation of the first Regulatory Approval of the Licensed Product with *** in France; provided, however, that if the first Regulatory Approval of the
          --------  -------
          Licensed Product in France is granted without ***, such *** milestone payment will be reduced to *** if SP Ltd. elects not to terminate this Agreement pursuant to either Section 13.2(c) or Section 13.2(d) hereof, provided, however, that if such reduced payment is made an
                  --------  -------
          additional *** payment will be made to Zonagen if and when SP Ltd.'s Net Sales of the Licensed Product in all countries of the Territory, excluding Japan, during any *** exceeds *** in the aggregate provided that such level of Net Sales is attained within the first *** after the First Commercial Sale of the Licensed Product in the Territory;

               (e) *** upon SP Ltd.'s receipt of written documentation of the first Regulatory Approval of the Licensed Product with *** in Germany, provided, however, that if the first Regulatory Approval of the
          --------  -------
          Licensed Product in Germany is granted without ***, such *** milestone payment will be reduced to *** if SP Ltd. elects not to terminate this Agreement pursuant to either Section 13.2(c) or Section 13.2(d) hereof, provided, however that if such reduced payment is made an
                  --------  -------
          additional *** payment will be made to Zonagen if and when SP Ltd.'s Net Sales of the Licensed Product in all countries of the Territory, excluding Japan, during any *** exceeds *** in the aggregate provided that such level of Net Sales is attained within

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

          the first *** after the First Commercial Sale of the Licensed Product in the Territory; and

               (f) *** upon SP Ltd.'s receipt of written documentation of the first Regulatory Approval of the Licensed Product with *** in Japan; provided, however, that if the first Regulatory Approval of the
          --------  -------
          Licensed Product in Japan is granted without ***, such *** milestone payment will be reduced to *** if SP Ltd. elects not to terminate this Agreement pursuant to either Section 13.2(c) or Section 13.2(d) hereof, provided, however, that if such reduced payment is made an
                  --------  -------
          additional *** payment will be made to Zonagen if and when SP Ltd.'s Net Sales of the Licensed Product in Japan, during any *** exceeds ***, provided that such level of Net Sales is attained within the first *** after the First Commercial Sale of the Licensed Product in Japan.

Each such milestone payment shall be payable one (1) time only regardless of the number of times the event triggering the payment of such milestone occurs. If, with respect to any milestone payment, the triggering event does not occur prior to the termination or expiration of this agreement or another specified in connection with such milestone payment, SP Ltd. shall have no obligation to pay such milestone payment to Zonagen.

     7.2  R&D Funding.  In addition to the milestone payments due under Section
          -----------
7.1 hereof, SP Ltd. agrees to reimburse Zonagen for the reasonable actual out-of-pocket expenses (which have not otherwise been reimbursed by Schering Corporation pursuant to the U.S. License Agreement) Zonagen has incurred or incurs in conducting the ongoing open-label study of the Licensed Product, which open-label study is identified by Zonagen as Study ZON303. Notwithstanding the foregoing, SP Ltd.'s total obligation to reimburse Zonagen in accordance with this Section 7.2 shall not exceed ***. SP Ltd.'s reimbursement of such expenses pursuant to this Section 7.2 will be made in installments, pursuant to invoices submitted by Zonagen to SP Ltd., which invoices shall include documentation (including, without limitation, invoices Zonagen has received from third parties) that supports the amount of expenses for which SP Ltd. is being invoiced. Zonagen shall submit to SP Ltd. an invoice for the first such installment upon the filing with the FDA of an NDA supporting U.S. Regulatory Approval of the Licensed Product, which installment, subject to the limitations set forth in this Section 7.2, shall be in the amount of such actual out-of-pocket expenses incurred by Zonagen prior to such time. Thereafter, Zonagen shall submit to SP Ltd. invoices and supporting documentation within thirty (30) days after the end of each Calendar Quarter, which invoices, subject to the limitations set forth in this Section 7.2, shall be for the reasonable actual out-of-pocket expenses incurred by Zonagen during such Calendar Quarter. Each such invoice shall be payable within sixty (60) days after SP Ltd.'s receipt of the invoice.

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     7.3  Royalties.
          ---------

          7.3.1   Royalty Rates. (a) In further consideration for the licenses
                  -------------
     and other rights granted to SP Ltd. hereunder, subject to the terms and conditions of this Agreement and with respect to each country of the Territory for so long as the Licensed Product is covered by a Valid Claim that provides market exclusivity for the Licensed Product in the Field in such country of the Territory at the time of sale by SP Ltd., SP Ltd. shall pay to Zonagen royalties as follows:

                       (i) *** of that portion of SP Ltd.'s Net Sales of Licensed Product in the Territory which, during a Calendar Year are less than or equal to ***,

                       (ii) *** of that portion of SP Ltd.'s Net Sales of Licensed Product in the Territory which, during a Calendar Year are greater than *** and less than or equal to ***, and

                       (iii) *** of that portion of SP Ltd.'s Net Sales of Licensed Product in the Territory which, during a Calendar Year are greater than ***,

                  (b) With respect to the sale of any Licensed Products for use in SP Ltd. Additional Indications where such Licensed Products are distinguishable from the Licensed Product developed by Zonagen and sold by SP Ltd. in the Male Sexual Function Indication (e.g., new formulations or dosages of the Licensed Products which are not substitutable for the Licensed Product developed by Zonagen and sold by SP Ltd. for the Male Sexual Function Indication), the royalty rates provided for in Section 7.3.1 (a) above shall each be reduced by ***. If a Licensed Product sold for use in the SP Ltd. Additional Indications is not distinguishable (as described above) from the Licensed Product sold by SP Ltd. for use in the Male Sexual Function Indication, then with respect to SP Ltd.'s sales of such Licensed Product, the royalty rates set forth in Section 7.3.1(a) above shall not be reduced, provided, however, that Zonagen reimburses SP Ltd. for
                          --------  -------
          up to *** of the costs and expenses incurred by SP Ltd. in developing such SP Ltd. Additional Indication which reimbursement will be paid in the form of a credit against future royalties payable by SP Ltd. hereunder, provided, however, that the credit will be applied against
                     --------  -------
          only *** of the royalties due during each Calendar Quarter until the credit is fully exhausted.

                  (c) With respect to the sale, in those countries of the Territory that are member states of the Patent Cooperation Treaty, of any Licensed Products which, at the time of sale by SP Ltd., its Affiliates or sublicensees, are not covered by a Valid

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


          Claim that provides market exclusivity for such Licensed Product in the Field in such countries, the royalty rates under Sections 7.3.1(a) and 7.3.1(b) hereof shall be reduced to *** of the royalty rate set forth in Sections 7.3.1(a) and 7.3.1(b) hereof, as applicable and, unless the royalty rates are further reduced as provided in this Agreement, royalties shall be payable at such rates for sales of Licensed Product made prior to the *** anniversary of the First Commercial Sale of a Licensed Product in the Territory.

               (d) With respect to the sale, in those countries of the Territory that are member states of the Patent Cooperation Treaty, of any Licensed Products which, at the time of sale by SP Ltd., its Affiliates or sublicensees, are not covered by a Valid Claim that provides market exclusivity for such Licensed Product in the Field in such countries, notwithstanding the royalty rate reductions set forth in Section 7.3.1(c) above, the royalty rates under Sections 7.3.(a) and 7.3.1(b) hereof shall be further reduced to *** of the royalty rates set forth under Sections 7.3.1(a) and 7.3.1(b) hereof, as applicable, if during any Calendar Quarter, unit sales, in the Territory, of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, the making, using or selling of which would infringe a Valid Claim of the Patent Rights in such countries, if such Valid Claim were then in force and effect, (other than sales by SP Ltd., its Affiliates or sublicensees of the Licensed Product), amount to more than *** of the total unit sales (including, both those of SP Ltd. and of all other parties) of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, made in the Territory during such Calendar Quarter. Unless further reduced pursuant to the provisions of this Agreement, royalties shall be payable at such rates until the *** anniversary of the First Commercial Sale of a Licensed Product in the Territory.

               (e) With respect to the sale, in those countries of the Territory that are member states of the Patent Cooperation Treaty, of any Licensed Products which, at the time of sale by SP Ltd., its Affiliates or sublicensees, are not covered by a Valid Claim that provides market exclusivity for such Licensed Product in the Field in such countries, notwithstanding the royalty rate reductions set forth in Section 7.3.1(c) and 7.3.1(d) above, no royalty thereafter shall be payable with respect to the sale of any such Licensed Product if during any Calendar Quarter, unit sales, in the Territory, of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, the making, using or selling of which would infringe a Valid Claim of the Patent Rights in such countries, if such Valid Claim were then in force and effect, (other than sales by SP Ltd., its Affiliates or sublicensees of the Licensed

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

          Product), amount to more than *** of the total unit sales (including both those of SP Ltd. and of all other parties) of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, made in the Territory during such Calendar Quarter.

               (f) With respect to the sale of Licensed Products, in any country of the Territory other than those that are member states of the Patent Cooperation Treaty, the royalty payable by SP Ltd. under Sections 7.3.1(a) and 7.3.(b) hereof shall be reduced to

                   (i) *** of the rates set forth in Sections 7.3.1(a) or 7.3.1(b), as applicable, if during any Calendar Quarter, unit sales, in such country, of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, the making, using or selling of which would infringe a Valid Claim of the Patent Rights in such countries, if such Valid Claim were then in force and effect, (other than sales by SP Ltd., its Affiliates or sublicensees of the Licensed Product), amount to more than *** of the total unit sales (including both those of SP Ltd. and of all other parties) of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, made in such country during such Calendar Quarter;

                   (ii) *** of the rates set forth in Sections 7.3.1(a) or 7.3.1(b), as applicable, if during any Calendar Quarter, unit sales, in such country, of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, the making, using or selling of which would infringe a Valid Claim of the Patent Rights in such countries, if such Valid Claim were then in force and effect, (other than sales by SP Ltd., its Affiliates or sublicensees of the Licensed Product), amount to more than *** of the total unit sales (including both those of SP Ltd. and of all other parties) of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, made in such country during such Calendar Quarter; and

                   (iii) *** of SP Ltd.'s Net Sales of the Licensed Product in such country, if during any Calendar Quarter, unit sales, in such country, of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, the making, using or selling of which would infringe a Valid Claim of the Patent Rights in such countries, if such Valid Claim were then in force and effect, (other than sales by SP Ltd., its Affiliates or

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

          sublicensees of the Licensed Product), amount to more than *** of the total unit sales (including both those of SP Ltd. and of all other parties) of orally administered pharmaceutical products containing a Licensed Compound as an active ingredient, made in such country during such Calendar Quarter.

          (g) The Parties acknowledge and agree that nothing herein shall be construed as representing an estimate or projection of anticipated sales or the actual value of Licensed Compounds or Licensed Products and the figures set forth in this Section 7.3.1 are merely intended to define SP Ltd.'s royalty obligations to Zonagen in the event such sales performance is achieved.

          7.3.2  Term and Scope of Royalty Obligations.  Subject to Section
                 -------------------------------------
     8.3.2 relating to discontinuance of royalty obligations and Section 13.1 relating to term of royalty obligations, royalties on each Licensed Product at the rates set forth in Section 7.3.1 shall continue until the expiration of the time set forth in Section 7.3.1. No royalties shall be due upon the sale or other transfer among SP Ltd., its Affiliates or sublicensees, but in such cases the royalty shall be due and calculated upon SP Ltd.'s or its Affiliates' or its sublicensees' Net Sales to the first independent third party. No royalties shall accrue on the disposition of Licensed Product by SP Ltd., Affiliates or its sublicensees as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose) or for clinical studies. Such sales by SP Ltd. shall not be included in the determination of Net Sales, during the period of time in which such third party sales are occurring.

          7.3.3  Third Party Licenses - Licensed Products.  In the event that
                 ----------------------------------------
     patent licenses from third parties (hereinafter "Third Party Patent Licenses"), are required by SP Ltd., its Affiliates and sublicensees in order to discover, develop, make, have made, import, export, use, distribute, promote, market, offer for sale or sell Licensed Product other than SP Ltd. Combination Products then the royalty rates set forth in
     Section 7.3.1 shall be adjusted such that the royalty rate for Net Sales of Licensed Product which SP Ltd. is obligated to pay Zonagen hereunder shall be reduced by *** for each *** in royalties which SP Ltd. is obligated to pay third parties under Third Party Patent Licenses; provided, however,
                                                          --------  -------
     that the royalty payable by SP Ltd. hereunder shall not be reduced, pursuant to this Section 7.3.3, to less than *** of SP Ltd.'s Net Sales of Licensed Product. By way of example and for avoidance of doubt, if SP Ltd. is obligated to pay Zonagen a *** royalty on certain Net Sales of Licensed Product, and is also obligated to pay a *** royalty on the same Net Sales of the same Licensed Product under a Third Party Patent License, then the royalty rate under this Agreement would be reduced by *** to ***. The royalty rate reductions provided for in this Section 7.3.3 are applicable regardless of the royalty rate being paid under Section 7.3.1 (a)

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     hereof. The use of the term Licensed Product in this Section 7.3.3 shall not include SP Ltd. Combination Products.

          7.3.4   Third Party Licenses - SP Ltd. Combination Products.
                  ---------------------------------------------------
     Notwithstanding anything to the contrary in Section 7.3.3 hereof, in the event that, because of the inclusion of the Licensed Compound or Licensed Product or the use of Zonagen Know-How in SP Ltd. Combination Products, Third Party Patent Licenses are required by SP Ltd., its Affiliates and/or sublicensees in order to discover, develop, make, have made, import, export, use, distribute, promote, market, offer for sale or sell such SP Ltd. Combination Products, then the royalty rates set forth in Section
     7.3.1 shall be adjusted such that the royalty rate for Net Sales of such SP Ltd. Combination Products which SP Ltd. is obligated to pay Zonagen hereunder shall be reduced by *** for each *** in royalties which SP Ltd. is obligated to pay third parties under Third Party Patent Licenses, provided, however that the royalty payable by SP Ltd. hereunder shall not
     --------  -------
     be reduced, pursuant to this Section 7.3.4, to less than *** of SP Ltd.'s Net Sales of such SP Ltd.'s Net Sales of such SP Ltd. Combination Product. By way of example and for avoidance of doubt, if SP Ltd. is obligated to pay Zonagen a *** royalty on certain Net Sales of a SP Ltd. Combination Product, and is also obligated to pay a *** royalty on the same Net Sales of the same SP Ltd. Combination Product under a Third Party Patent License because of the inclusion of the Licensed Compound or Licensed Product or the use of Zonagen Know-How in such SP Ltd. Combination Product, then the royalty rate under this Agreement would be reduced by *** to ***.

          7.3.5   Compulsory Licenses.  If a compulsory license is granted to a
                  -------------------
     third party with respect to Licensed Compound and/or Licensed Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 7.3.1, then the royalty rate to be paid by SP Ltd. on Net Sales in that country under Section 7.3.1 shall be reduced to the rate paid by the compulsory licensee.

          7.3.6   Comarketing Rights.  If SP Ltd.'s obligation to pay royalties
                  ------------------
     to Zonagen in any country of the Territory hereunder permanently ceases in accordance with the provisions of this Section 7.3, Zonagen thereafter shall have the right to comarket a second brand of Licensed Product (i.e., using a trademark other than a trademark used by SP Ltd., its Affiliates or sublicenses for the Licensed Product) in such country.


     7.4  Reports and Payment of Royalty.
          ------------------------------

          7.4.1   Royalties Paid Quarterly.  Within sixty (60) calendar days
                  ------------------------
     following the close of each Calendar Quarter, following the First Commercial Sale of a Licensed Product, SP Ltd. shall furnish to Zonagen a written report for the Calendar Quarter showing the Net Sales of Licensed Product sold by SP Ltd., its Affiliates and its sublicensees in the Territory during such Calendar Quarter and the royalties payable under this Agreement for such Calendar Quarter. Simultaneously with the submission of the written report, SP Ltd. shall pay to Zonagen, for the account of SP Ltd. or the applicable Affiliate or sublicensee, as the case may be, a sum equal to the aggregate royalty due for such Calendar Quarter calculated in accordance with this Agreement (reconciled for any previous overpayments, underpayment or credits).

          7.4.2   Method of Payment.  Payments to be made by SP Ltd. to Zonagen
                  -----------------
     under this Agreement shall be paid, at SP Ltd.'s option, either by bank wire transfer in immediately available funds to such bank account as is designated in writing by Zonagen from time to time or by check in immediately available funds. Royalties shall be deemed payable by the entity making the Net Sales from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Royalty payments shall be made in United States dollars to the extent that free conversions to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the rate of exchange used by SP Ltd. for reporting such sales for United States financial statement purposes. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and SP Ltd. will deal with such monies as Zonagen may lawfully direct at no additional out-of-pocket expense to SP Ltd. Notwithstanding the foregoing, if royalties in any country cannot be remitted to Zonagen for any reason within six (6) months after the end of the Calendar Quarter during which they are earned, then SP Ltd. shall be obligated to deposit the royalties in a bank account in such country in the name of Zonagen.

     7.5  Maintenance of Records. Audits.
          ------------------------------

          7.5.1   Record Keeping by SP Ltd.  SP Ltd. and its Affiliates shall
                  -------------------------
     keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Upon forty-five (45) days prior written notice from Zonagen, SP Ltd. shall permit an independent certified public accounting firm of nationally recognized standing selected by Zonagen and reasonably acceptable to SP Ltd., at Zonagen's expense, to have access during normal business hours to examine pertinent books and records of SP Ltd. and/or its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. The examination shall be limited to pertinent books and records for any year ending not more than twenty-four (24) months prior to the date of such request. An examination under this Section 7.5.1 shall not occur more than once in any Calendar Year. SP Ltd. may designate competitively sensitive information which such auditor may not disclose to Zonagen, provided, however, that
                                                     --------  -------
     such designation shall not encompass the auditor's conclusions. The accounting firm shall disclose to Zonagen only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Zonagen. All such accounting firms shall sign a

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     confidentiality agreement (in form and substance reasonably acceptable to SP Ltd.) as to any of SP Ltd.'s or its Affiliate's confidential information which they are provided, or to which they have access, while conducting any audit pursuant to this Section 7.5.1.

          7.5.2   Underpayment/Overpayments.  If such accounting firm correctly
                  -------------------------
     concludes that additional royalties were owed during such period, SP Ltd. shall pay the additional royalties within thirty (30) days of the date Zonagen delivers to SP Ltd. such accounting firm's written report so correctly concluding. If such underpayment exceeds *** of the royalty correctly due Zonagen then the fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by SP Ltd. Any overpayments by SP Ltd. will be credited against future royalty obligations. In the event that SP Ltd. disagrees with the audit report and the chief financial officers of SP Ltd. and Zonagen fail to resolve such disagreement, the dispute will be resolved through the dispute resolution mechanism set forth in Section 14.2.

          7.5.3   Record Keeping by Sublicensee.  SP Ltd. shall include in each
                  -----------------------------
     sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to SP Ltd., to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Zonagen's independent accountant to the same extent required of SP Ltd. under this Agreement. Upon the expiration of twenty-four (24) months following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Zonagen and SP Ltd. and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

          7.5.4   Confidentiality.  Zonagen shall treat all financial
                  ---------------
     information subject to review under this Section 7.5, or under any sublicense agreement, in accordance with the confidentiality provisions of this Agreement.

          7.5.5   Record Keeping by Zonagen.  Zonagen and its Affiliates shall
                  -------------------------
     keep complete and accurate records in sufficient detail to enable the expenses which are to be reimbursed by SP Ltd. hereunder and, during such time as Zonagen is Manufacturing the Licensed Product, Zonagen's cost of goods hereunder to be determined. Upon forty-five (45) days prior written notice from SP Ltd., Zonagen shall permit an independent certified public accounting firm of nationally recognized standing selected by SP Ltd. and reasonably acceptable to Zonagen, at SP Ltd.'s expense, to have access during normal business hours to examine pertinent books and records of Zonagen and/or its Affiliates as may be reasonably necessary to verify the accuracy of the invoices submitted by Zonagen to SP Ltd. hereunder. The examination shall be limited to pertinent books and records for any year ending not more than twenty-four (24) months prior to the date of such request. An examination under this Section 7.5.5 shall not occur more than once in any Calendar Year. Zonagen may designate competitively sensitive information which such auditor may not disclose to SP Ltd., provided, however, that such designation shall not encompass the
              --------  -------
     auditor's conclusions. The accounting firm shall disclose to SP Ltd. only whether the invoices are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to SP Ltd. All such accounting firms shall sign a confidentiality agreement (in form and substance reasonably acceptable to Zonagen) as to any of Zonagen's or its Affiliate's confidential information which they are provided, or to which they have access, while conducting any audit pursuant to this Section 7.5.5.

     7.6  Separate Payment Obligations.  The Parties acknowledge that SP Ltd.'s
          ----------------------------
payment obligations as set forth in Sections 7.1, 7.2 and 7.3 of this Agreement are separate from and in addition to the payment obligations of Schering Corporation as set forth in the Ex-U.S. License Agreement.

     7.7  Income Tax Withholding.  If at any time, any jurisdiction within the
          ----------------------
Territory requires the withholding of income taxes or other taxes imposed upon payments to Zonagen set forth in this Article VII, SP Ltd. shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article VII, or if applicable, Zonagen will promptly reimburse SP Ltd. or its designee(s) of the amount of such payments. SP Ltd. shall provide Zonagen with documentation of such withholding and payment in a manner that is satisfactory for purposes of the U.S. Internal Revenue Service. Any withholdings paid when due hereunder shall be for the account of Zonagen. Zonagen shall be liable for any fine, assessment or penalty (resulting from a misrepresentation by Zonagen) or any deficiency imposed by any taxing authority in the Territory for any deficiency in the amount of any such withholding or the failure to make such withholding payment. If SP Ltd. is required to pay any such deficiency, or any such fine, assessment or penalty for any such deficiency, Zonagen shall promptly reimburse SP Ltd. for such payments, which shall not be included in the calculation of Net Sales.

     7.8  Direct Affiliate Licenses.  Whenever SP Ltd. shall reasonably
          -------------------------
demonstrate to Zonagen that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between Zonagen and such Affiliate, Zonagen will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, provided that SP Ltd. guarantees the Affiliate's obligations thereunder.


                                  ARTICLE VIII
                                    PATENTS

     8.1  Filing, Prosecution and Maintenance of Patents.  Zonagen agrees to
          ----------------------------------------------
diligently file, prosecute and maintain in the Territory, upon appropriate consultation with SP Ltd. the Patent Rights owned in whole or in part by Zonagen and licensed to SP Ltd. under this Agreement, including without limitation, any patent applications or patents relating to any Improvement. Zonagen shall give SP Ltd. an opportunity to review the text of the applications before filing, shall consult with SP

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

Ltd. with respect thereto, and shall supply SP Ltd. with a copy of the applications as filed, together with notice of its filing date and serial number. Zonagen shall keep SP Ltd. advised of the status of the actual and prospective patent filings (including, without limitation, the grant of any Patent Rights), and upon the written request of SP Ltd. shall provide advance copies of any substantive papers related to the filing, prosecution and maintenance of such patent filings.

     8.2  Option of SP Ltd. to Prosecute and Maintain Patents.  Zonagen shall
          ---------------------------------------------------
give one hundred and eighty (180) day notice to SP Ltd. of any desire to cease prosecution and/or maintenance of a particular Patent Right and, in such case, shall permit SP Ltd., at its sole discretion, to continue prosecution or maintenance at its own expense. If SP Ltd. elects to continue prosecution or maintenance, Zonagen shall execute such documents and perform such acts, at SP Ltd.'s expense, as may be reasonably necessary to effect an assignment of such Patent Rights to SP Ltd. Any such assignment shall be completed in a timely manner to allow SP Ltd. to continue such prosecution or maintenance. Any patents or patent applications so assigned shall not be considered Patent Rights for all purposes under this Agreement.

     8.3  Enforcement of Zonagen Patent Rights.
          ------------------------------------

          8.3.1   Notice and Discontinuance of Infringement.  In the event that
                  -----------------------------------------
     either SP Ltd. or Zonagen becomes aware of any infringement within any country in the Territory of any issued patent within the Patent Rights, it will notify the other Party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement by such third party. Zonagen shall use its best efforts to obtain a discontinuance of such infringement or bring suit against the third party infringer within *** from the date of said notice. Zonagen shall bear all the expenses of any suit brought by it. SP Ltd. shall have the right, prior to commencement of the trial, suit or action brought by Zonagen, to join any such suit or action, and in such event shall pay one-half of the costs of such suit or action. In no event shall Zonagen enter into any settlement, consent judgment or other voluntary final disposition of such suit which would adversely affect SP Ltd.'s rights under this Agreement in any way without first obtaining SP Ltd.'s written consent to do so, which consent may be provided or withheld in SP Ltd.'s sole discretion. Additionally, in the event that SP Ltd. has joined in the action and shared in the costs thereof as set forth above, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of SP Ltd.. In the event that SP Ltd. has not joined the suit or action, SP Ltd. will reasonably cooperate with Zonagen in any such suit or action and shall have the right to consult with Zonagen and be represented by its own counsel at its own expense, provided that Zonagen shall periodically reimburse SP Ltd. for its out-of-pocket costs (excluding the costs of retaining its own outside counsel) incurred in cooperating with Zonagen. Any recovery or damages derived from a suit which SP Ltd. has joined and shared costs shall be used first to reimburse each of Zonagen and SP Ltd. for its documented out-of-pocket legal

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     expenses relating to the suit, with any remaining amounts to be shared equally by the Parties. Any recovery or damages derived from a suit which SP Ltd. has not joined shall be retained by Zonagen.

          8.3.2   Continuance of Infringement.  If, after the expiration of the
                  ---------------------------
     *** period specified in Section 8.3.1, Zonagen has not overcome the allegation of infringement, obtained a discontinuance of such infringement or filed suit against such third party infringer, then, notwithstanding the limitations on royalty rate reduction set forth in Sections 7.3.3 and 7.3.4, the royalty rates to be paid by SP Ltd. on its Net Sales of the Licensed Product in the country of the Territory where such infringement is occurring shall be reduced as set forth in Section 7.3.1(c) or Section 7.3.1(d), as applicable, until said infringement ceases and, thereafter, the royalty shall revert to the applicable full royalty set forth in
     Section 7.3.1. In addition, SP Ltd. shall have the right, but not the obligation, to bring suit against such infringer under the Patent Rights and join Zonagen as a party plaintiff, provided that SP Ltd. shall bear all the expenses of such suit. Zonagen will cooperate with SP Ltd. in any suit for infringement of a Patent Right brought by SP Ltd. against a third party, and shall have the right to consult with SP Ltd. and to participate in and be represented by independent counsel in such litigation at its own expense. SP Ltd. shall periodically reimburse Zonagen for its out-of-pocket costs (excluding Zonagen's costs of retaining independent counsel) incurred in cooperating with SP Ltd. SP Ltd. shall incur no liability to Zonagen as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Patent Rights invalid or unenforceable. In the event that SP Ltd. recovers any sums in such litigation by way of damages or in settlement thereof, SP Ltd. shall retain all such sums.

     8.4  Infringement of Third Party Patents; Third Party Licenses.
          ---------------------------------------------------------

          8.4.1   Course of Action.  In the event that SP Ltd.'s, its
                  ----------------
     Affiliates' or its sublicensees 'making, having made, importing, exporting, using, distributing, marketing, promoting, offering for sale or selling Licensed Compounds and/or Licensed Products infringes, will infringe or is alleged by a third party to infringe a third party's patent, the Party becoming aware of same shall promptly notify the other.

          8.4.2   LP Ltd. Option to Negotiate.  SP Ltd. shall in the first
                  ---------------------------
     instance have the right to negotiate with said third party for a suitable license or assignment provided, however, that SP Ltd. shall enter into no
                           --------  -------
     such agreement unless it has first obtained Zonagen's approval (which approval shall not be unreasonably withheld) of any royalties or payments which are to be deducted from payments to be made to Zonagen hereunder. In the event that such negotiation results in a consummated agreement, then any lump sum payment made

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


     thereunder shall be paid by SP Ltd. and shall offset any royalties due Zonagen hereunder, but only to the extent of reducing royalties due Zonagen by *** in any Calendar Quarter. Any unused amounts not so offset can be carried over to subsequent quarters.

          8.4.3   Zonagen Option to Negotiate.  Should SP Ltd. fail to
                  ---------------------------
     consummate an agreement with said third party within *** of initiating negotiations, then Zonagen shall have the right to negotiate with said third party for a suitable license or assignment. In the event that such negotiation results in a consummated agreement, then any lump sum payments made thereafter shall be paid by Zonagen. Should such agreement require the payment of royalties, SP Ltd. shall continue to pay the royalties due Zonagen hereunder and Zonagen shall pay any royalties due said third party on SP Ltd.'s behalf.

          8.4.4   Third Party Infringement Suit.  In the event that a third
                  -----------------------------
     party sues SP Ltd. alleging that SP Ltd.'s, its Affiliates' or its sublicensees' making, having made, importing, exporting, using, distributing, marketing, promoting, offering for sale or selling Licensed Compounds and/or Licensed Products infringes or will infringe said third party's patent, then SP Ltd. may, in its sole discretion, elect to defend such suit and, during the period in which such suit is pending, SP Ltd. shall have the right to apply up to *** of the royalties due Zonagen on sales of the allegedly infringing Licensed Product against its litigation expenses, including settlement costs and royalties paid in settlement of any such suit. Upon SP Ltd.'s request and in connection with SP Ltd.'s defense of any such third party infringement suit, Zonagen shall provide reasonable assistance to SP Ltd. for such defense.

     8.5  Certification Under Drug Price Competition and Patent Restoration Act.
          ---------------------------------------------------------------------
Zonagen and SP Ltd. each shall immediately give written notice to the other of any certification of which they become aware filed pursuant to 21 U.S.C.
(S)355(b)(2)(A) (or any amendment or successor statute thereto), or its foreign equivalent, claiming that Patent Rights covering Licensed Compound and/or Licensed Product(s) are invalid or that infringement will not arise from the manufacture, use or sale of Compound(s) or Licensed Product(s) by a third party. Notwithstanding any provision to the contrary, in the event that the Patent Rights at issue are owned and/or controlled by Zonagen and Zonagen has failed to bring an infringement action against such third party at least fourteen (14) days prior to expiration of the forty five (45) day period set forth in 21 U.S.C. (S)355(c)(3)(C) (or any amendment or successor statute thereto), or its foreign equivalent, SP Ltd. shall have the right to bring such an infringement action, in its sole discretion and at its own expense, in its own name and/or in the name of Zonagen. At SP Ltd.'s request, Zonagen shall, at its own expense, provide SP Ltd. reasonable assistance to conduct such infringement action, including, without limitation, causing the execution of such legal documents as SP Ltd. may deem necessary for the prosecution of such action. SP Ltd. shall periodically reimburse Zonagen for its out-of-pocket costs (excluding any of Zonagen's costs of retaining independent counsel) incurred in assisting SP Ltd.. SP Ltd. shall incur no liability to Zonagen as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Patent Rights invalid or unenforceable. In the event that SP Ltd. recovers any sums in such litigation by way of damages or in settlement thereof, SP Ltd. shall have the right to retain all such sums to offset its costs, losses and expenses.

     8.6  Abandonment.  Subject to SP Ltd.'s rights pursuant to Section 8.2,
          -----------
Zonagen shall at the earliest known date give notice to SP Ltd. of the grant lapse, revocation, surrender, invalidation of abandonment of any Patent Rights licensed to SP Ltd. for which Zonagen is responsible for the filing, prosecution and maintenance under this Agreement.

     8.7  Patent Term Restoration.  The Parties hereto shall cooperate with each
          -----------------------
other in obtaining patent term restoration, supplemental protection certificates or their equivalents in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, SP Ltd. shall have the right to make the election and Zonagen agrees to abide by such election.

     8.8  Notices Regarding Patents.  All notices, inquiries and communications
          -------------------------
in connection with this Article IV shall be sent in the manner set forth in
Section 14.7 to the Parties at the addresses and facsimile numbers indicated below.

     If to Zonagen:      Zonagen, Inc.
                         2408 Timberloch Place, B-4
                         The Woodlands, Texas 77380
                         Attn.:   Joseph S. Podolski, President and CEO
                         Fax No.:   (281) 363-8796

     If to SP Ltd.:      Schering Corporation
                         2000 Galloping Hill Road
                         Kenilworth, New Jersey 07033
                         Attn.:    Staff Vice President - Patents and Trademarks
                         Fax No.:   (908) 298-5388


                                  ARTICLE IX
                        CONFIDENTIALITY AND PUBLICATION

     9.1  Confidentiality.
          ---------------

          9.1.1   Nondisclosure Obligation.  Each of Zonagen and SP Ltd. shall
                  ------------------------
     use only in accordance with this Agreement and shall not disclose to any third party any Proprietary Information received by it from the other Party, without the prior written consent of the other

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     Party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of ***. These obligations shall not apply to Proprietary Information that:

                       (i) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records; is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

                       (iii) is subsequently disclosed to the receiving Party by a third party who has the right to make such disclosure;

                       (iv) is developed by the receiving Party independently of Proprietary Information or other information received from the disclosing Party and such independent development can be documented by the receiving Party;

                       (v) is disclosed to any institutional review board of any entity conducting clinical trials or any governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Licensed Compound and/or Licensed Product, but such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations; and, in which case reasonable effort shall be taken to maintain the confidentiality of such Proprietary Information, or

                       (vi) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by a Party, provided that notice is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such Proprietary Information and thereafter the disclosing Party discloses to the requesting entity only the minimum Proprietary Information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

          9.1.2   Disclosure to Agents.  Notwithstanding the provisions of
                  --------------------
     Section 9.1.1 and subject to the other terms of this Agreement each Party shall have the right to disclose Proprietary Information received or obtained from the other Party to its sublicensees, agents, consultants, Affiliates or other third parties (collectively "Representatives") in accordance with this Section 9.1.2. Such disclosure shall be limited only to those Representatives

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

     directly involved in the research, development, manufacturing, marketing or promotion of Licensed Compound or Licensed Product (or for such Representatives to determine their interest in performing such activities) in accordance with this Agreement. Any such Representatives must agree in writing to be bound by confidentiality and non-use obligations essentially the same as those contained in this Agreement. The term of confidentiality and non-use obligations for such Representatives shall be no less than ***.

          9.1.3   Disclosure to Third Parties.  Notwithstanding anything herein
                  ---------------------------
     to the contrary, Zonagen shall not disclose, provide or transfer any Zonagen Know-How to any third party (other than to the subcontractors Zonagen has engaged to Manufacture Licensed Product for supply to SP Ltd. hereunder or contract research organizations engaged by Zonagen for the purpose of meeting its research, development and regulatory filing obligations hereunder, provided, however, that such disclosure shall be
                            --------  -------
     made only pursuant to a written confidential disclosure agreement which is, in form and substance, acceptable to SP Ltd.) without the prior written approval of SP Ltd. Zonagen shall be permitted to disclose to third parties Zonagen Know How that relates solely to (x) injectable formulations of the Licensed Product or (y) Zonagen Combination Products for which SP Ltd. has not acquired rights under Section 3.2 hereof and SP Ltd.'s right of first negotiation under Section 3.2 has expired.

     9.2  Return of Proprietary Information.  At any time upon request of the
          ---------------------------------
disclosing Party after termination of this Agreement pursuant to Sections 13.2 or 13.3 hereof, the receiving Party shall return all documents, and copies thereof, (including those in the possession of SP Ltd.'s Representatives pursuant to Section 9.1.2), containing the disclosing Party's Proprietary Information. However, the receiving Party may retain one (1) copy of such documents in a secure location solely for the purpose of determining its obligations hereunder, to comply with any applicable regulatory requirements, or to defend against any product liability claims.

     9.3  No Publicity.  A Party may not use the name of the other Party in any
          ------------
publicity or advertising and, except as provided in Section 9.1, may not issue a press release or otherwise publicize or disclose any information related to the existence of this Agreement or the terms or conditions hereof, without the prior written consent of the other Party. The Parties shall agree on a form and timing of the initial press release that may be used by either Party to describe this Agreement. Nothing in the foregoing, however, shall prohibit a Party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing Party shall use good faith efforts to consult with the other Party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available. SP Ltd. acknowledges that Zonagen will be required to file this Agreement with the United States Securities and Exchange Commission. Zonagen will seek confidential treatment of such filing to the extent it is reasonably able to do so and shall, prior to making any such filing, give SP Ltd. the opportunity to review and

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

propose modifications to Zonagen's proposed redactions. Zonagen shall not unreasonably refuse to comply with any of SP Ltd.'s proposed modifications.

     9.4  Publication.  SP Ltd. and Zonagen each acknowledge the potential
          -----------
benefit in publishing results of certain studies to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. No publication of Zonagen Know-How or Patent Rights may be made without the prior written consent of Zonagen. The Parties agree that Zonagen shall not publish any information regarding the use of the Licensed Products in the Field or in any Zonagen Additional Indication without SP Ltd.'s prior written consent and that SP Ltd., its Affiliates, employees or consultants shall be free to make any publication which does not disclose Zonagen Know-How or Patent Rights. In the event that any proposed publication (as defined below) discloses Zonagen Know-How or Patent Rights, the following procedure shall apply: Either Party, its Affiliates, employees or consultants wishing to make a publication shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least *** prior to submission for publication or presentation. For purposes of this Agreement, the term "publication" shall include, without limitation, abstracts and manuscripts for publication, slides and texts of oral or other public presentations, and texts of any transmission through any electronic media, e.g. any computer access system such as the Internet, World Wide Web. The reviewing Party shall have the right (i) to propose modifications to the publication for patent reasons, trade secret reasons or business reasons or (ii) to request delay of the publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period not less than eighteen (18 ) months from the ,filing date of the first patent application covering the information contained in the proposed publication or presentation. If the reviewing Party requests modifications to the publication, the publishing Party may edit such publication to prevent disclosure or trade secret or proprietary business information prior to submission of the publication or presentation. In the event, however, that the publication contains Zonagen Know-How or Patent Rights, any such publication must be approved, in writing, by Zonagen.

                                   ARTICLE X
                        REPRESENTATIONS AND WARRANTIES

     10.1  Representations and Warranties of Each Party.  Each of Zonagen and
           --------------------------------------------
SP Ltd. hereby represents, warrants and covenants to the other Party hereto as follows:

               (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

               (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action,

               (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

               (d) the execution, delivery and performance by such Party of this agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

               (e) except for the governmental and Regulatory Approvals required to market the Licensed Product in the Territory and any approvals required under the HSR Act, the execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party;

               (f) this Agreement has been duly authorized, executed and delivered and constitutes such Party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affectingcreditors'rightsandtotheavailabilityofparticularremediesunder general equity principles; and

               (g) it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.

    10.2  Zonagen's Representations.  Zonagen hereby represents, warrants and
          -------------------------
covenants to SP Ltd. as follows:

               (a) as of the Effective Date, the Patent Rights, Zonagen Know-How and Zonagen Trademarks are existing and to the best of its knowledge, are not invalid or unenforceable, in whole or in part;

               (b) it has the full right, power and authority to grant all of the right, title and interest in the licenses granted under Article II hereof;

               (c) it has not prior to the Effective Date, assigned, transferred, conveyed or otherwise encumbered its right, title and interest in any of the Licensed Compound, Licensed Products, the Patent Rights, Zonagen Know-How or Zonagen Trademark, with respect to which SP Ltd. has been granted a license, an option or other rights hereunder;

               (d) it is the sole and exclusive owner of the Patent Rights, Zonagen Know-How and Zonagen Trademarks existing as of the Effective Date, all of which are free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the Patent Rights, Zonagen Know-How or the Zonagen Trademark existing as of the Effective Date, whatsoever;

               (e) to the best of its knowledge the Patent Rights, Zonagen Know-How and Zonagen Trademark, and the development, manufacture, use, distribution, marketing, promotion and sale of Licensed Product in its current formulation or in any formulations currently under development by Zonagen do not, as of the Effective Date, interfere or infringe on any intellectual property rights owned or possessed by any third party;

               (f) to the best of its knowledge, as of the Effective Date, there are no third party pending patent applications which, if issued, would cover the development, manufacture, use or sale of Licensed Product in its current formulation or in any formulations currently under development by Zonagen;

               (g) as of the Effective Date, there are no claims, judgments or settlements against or owed by Zonagen or, to the best of its knowledge pending, or threatened claims or litigation relating to Licensed Compound, the Patent Rights, Zonagen Know-How and Zonagen Trademark;

               (h) as of the Effective Date it has disclosed to SP Ltd. all material Zonagen Know-How and other relevant information, including, without limitation, other information relating to the Patent Rights, Licensed Compounds and Licensed Products in the Field;

               (i) during the Term of this Agreement it will use diligent efforts not to diminish the rights under the Patent Rights, Zonagen Know-How and Zonagen Trademark granted to SP Ltd. hereunder, including without limitation, by not committing or permitting any actions or omissions which would cause the breach of any agreements between itself and third parties which provide for intellectual property rights applicable to the development, manufacture, use or sale of Licensed Compounds and/or Licensed Products, that it will provide SP Ltd. promptly with notice of any such alleged breach, and that as of the Effective Date, it is in

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


            compliance in all material respects with any agreements with third parties relating to Patent Rights, Zonagen Know How, Zonagen Trademarks, Licensed Compounds and/or Licensed Products;

                 (j) data summaries provided to SP Ltd. by Zonagen prior to the
            Effective Date relating to the pre-clinical and clinical studies of the Licensed Compound accurately represent all the underlying raw data;

                 (k) it has provided to SP Ltd. a summary of all adverse events known to it relating to the Licensed Compound;

                 (l) except as set forth in Schedule 10.2(m), as of the
            Effective Date, there are no collaborative, licensing, material transfer, supply, distributorship or marketing agreements or arrangements or other similar agreements to which it or any of its Affiliates are party relating to Licensed Compound, Licensed Product or Patent Rights, which agreements are inconsistent with SP Ltd.'s rights hereunder

                 (m) it has not granted any rights to any third party with
            respect to the Licensed Compound, Licensed Product or Patent Rights, which grant of rights would be inconsistent with the rights granted to SP Ltd. hereunder; and

                 (n) it has no knowledge of any material information, other than information provided to SP Ltd. prior to the signing of this Agreement, which would negatively affect the ability of either Party to obtain Regulatory Approval for the Licensed Product with *** or which would negatively affect the timing for obtaining such Regulatory Approval.

     10.3.  Continuing Representations.  The representations and warranties of
            --------------------------
each Party contained in Sections 10.1, 10.2(b), 10.2(d), 10.2(i), 10.2(k), and 10.2(m) shall survive the execution of this Agreement and shall remain true and correct after the date hereof with the same effect as if made as of the date hereof

     10.4   No Inconsistent Agreements.  Neither Party has in effect and after
            --------------------------
the Effective Date neither Party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

     10.5   Representation by Legal Counsel.  Each Party hereto represents that
            -------------------------------
it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

                                   ARTICLE XI
                  INDEMNIFICATION AND LIMITATION ON LIABILITY

     11.1   Indemnification by  SP Ltd.  SP Ltd. shall indemnify, defend and
            ---------------------------
hold harmless Zonagen and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Zonagen Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees), subject to the limitations in Section
11.5 (collectively, a "Liability") which the Zonagen Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with
(i) the breach by SP Ltd. of any covenant, representation of warranty contained in this Agreement (ii) the Manufacture, promotion, distribution, use, testing, marketing, sale or other disposition of Licensed Compounds and/or Licensed Products by SP Ltd., its Affiliates or sublicensees or clinical trails conducted by or on or on behalf of SP Ltd. on a Licensed Product or (iii) the successful enforcement by a Zonagen Indemnified Party of its rights under this Section
11.1. Notwithstanding the foregoing, SP Ltd. shall have no obligation under this Agreement to indemnify, defend or hold harmless any Zonagen Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of Zonagen, its Affiliates, or any of their respective employees, officers, directors or agents.

     11.2   Indemnification by Zonagen.  Zonagen shall indemnify, defend and
            --------------------------
hold harmless SP Ltd. and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "SP Ltd. Indemnified Party") from and against any Liability which the SP Ltd. Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Zonagen of any covenant, representation or warranty contained in this Agreement; (ii) the discovery, development, Manufacture, promotion, sale or use of Licensed Compounds and/or Licensed Products by Zonagen, its Affiliates or their subcontractors or clinical trials conducted by or on behalf of Zonagen on Licensed Products; or (iii) the successful enforcement by a SP Ltd. Indemnified Party of its rights under this Section 11.2. Notwithstanding the foregoing, Zonagen shall have no obligation under this Agreement to indemnify, defend, or hold harmless any SP Ltd. Indemnified Party with respect to claims, demands, costs or judgments which result from willful misconduct or negligent acts or omissions of SP Ltd., its Affiliates, or any of their respective employees, officers, directors or agents.

     11.3   Conditions to Indemnification.  The obligations of the indemnifying
            -----------------------------
Party under Sections 11.1 and 11.2 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

     11.4   Settlements.  Neither Party may settle a claim or action related to
            -----------
a Liability without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

     11.5   Limitation of Liability.  With respect to any claim by one Party
            -----------------------
against the other arising out of the performance or failure of performance of the other Party under this Agreement, the Parties expressly agree that the liability of such Party to the other Party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a Party be liable for, punitive, exemplary or consequential damages. The limitations set forth in this Section 11.5 shall not apply with respect to the obligations of either Party to indemnify the other under Sections
11.1 or 11.2 hereof in connection with a Liability to a third party.

     11.6   Insurance.  Zonagen acknowledges and agrees that during the Term of
            ---------
this Agreement and for a period of five (5) years following the expiration or earlier termination of this Agreement, it shall maintain, in full force and effect, adequate liability insurance, including product liability and contractual liability insurance each with coverage of not less than *** for each claim and in the aggregate to cover such Party's obligations under this Agreement. Such insurance coverage shall be maintained with a nationally recognized insurance carrier(s) that is reasonably acceptable to SP Ltd. Zonagen shall provide SP Ltd. with evidence of such insurance upon SP Ltd.'s request, which requests may be made from time to time during the Term of this Agreement and the five (5) year period following expiration or earlier termination of this Agreement. SP Ltd. acknowledges and agrees that during the Term of this Agreement and for a period of five (5) years following the expiration or earlier termination of this Agreement, it shall maintain, in full force and effect, an insurance program (which may be through self-insurance) for liability insurance, including products liability and contractual liability insurance, reasonably covering its obligations under this Agreement.

                                  ARTICLE XII
                             TRADEMARK PROVISIONS

     12.1  Trademark Registrations and Infringements.
           -----------------------------------------

           12.1.1  Use of Trademark, Registration.  SP Ltd. shall have the
                   ------------------------------
     exclusive right, but not the obligation to use the Zonagen Trademarks for the Licensed Compounds and/or the Licensed Products in the Territory and is free to use any of its own trademarks in connection therewith. Should SP Ltd. elect to use the Zonagen Trademarks in the Territory, SP Ltd. shall notify Zonagen, in writing, and within thirty (30) days of such notice, Zonagen shall notify SP Ltd. as to whether the Zonagen Trademark is filed or registered in the Territory. Zonagen shall search, file, prosecute, maintain and defend in its or an Affiliate's name, and at its own cost and expense, the Zonagen Trademarks in the Territory relating to the marketing or sale of the Licensed Compound and/or the Licensed Product and shall provide SP Ltd. with regular status reports. Should Zonagen reasonably determine that a Zonagen Trademark is not available for use or registration, Zonagen shall notify SP Ltd. in writing and the Parties shall agree on whether an alternate Zonagen Trademark shall be used.

           12.1.2  Other Marks.  SP Ltd. and Zonagen each acknowledge the rights
                   -----------
     of the other in their respective trademarks, trade names, trade dress and logos used in connection with the products other than the Licensed Compound and/or the Licensed Product, and, except and to the extent expressly provided in this Agreement, nothing in this Agreement shall be deemed to give either Party during or after the duration of this Agreement any right, title or interest in the trademarks, trade names, trade dress or logos of the other Party.

           12.1.3  No Confusing Mark.  Zonagen shall neither use nor seek to
                   -----------------
     register any trademarks which are confusingly similar to the Zonagen Trademark or any other trademarks, trade names, trade dress or logos used in connection with the Licensed Compound and/or the Licensed Product.

           12.1.4  No Other Grants.  Zonagen agrees that it shall neither use
                   ---------------
     itself, nor grant to a third party or to an Affiliate, the right to the use of the Zonagen Trademarks in the Territory during the Term of this Agreement without the written consent of SP Ltd., which consent may be withheld for any reason.

           12.1.5  Review by Zonagen.  Should SP Ltd. elect to use a Zonagen
                   -----------------
     Trademark, SP Ltd. shall submit to Zonagen, in writing, intended formats for use on the packaging and on promotional and sales materials prior to the first use thereof by SP Ltd. Should Zonagen not provide a reasonable basis for disapproval of the intended formats within thirty (30) days of receipt, SP Ltd. may then use such Zonagen Trademark in the formats submitted on those and on subsequently developed packaging and promotional materials. SP Ltd. agrees that it will not thereafter implement any changes to such formats unless the same has been submitted to Zonagen in accordance with the procedure set forth in the preceding sentence.

           12.1.6  Use of Tradename.  In addition to the tradename of SP Ltd. or
                   ----------------
     its Affiliates, SP Ltd. shall, if permitted by applicable laws and regulations, include on the packaging and promotional materials for Licensed Product indicating that SP Ltd. is selling the Licensed Product pursuant to a license granted by Zonagen.

     12.2  Infringement Actions.
           --------------------

           12.2.1  Notice of Infringement.  If SP Ltd. elects to use the Zonagen
                   ----------------------
     Trademark in the Territory, SP Ltd. shall notify Zonagen promptly and in writing upon learning that the Zonagen Trademark is actually or potentially infringed by a third party, or if an allegation is made the Zonagen Trademark may infringe the rights of a third party. Zonagen shall have the right, but not the obligation to take appropriate action to stop the infringement or to defend the right to the continued use of its trademark. Should Zonagen decline to take action within thirty (30) days of receipt of notice from SP Ltd., then SP Ltd. is not obligated to but may, at its option, take reasonable action to stop the infringement or to defend the right to the continued use of the Zonagen Trademark. The Party bringing the action shall be deemed the "Litigating Party" and the other Party, the "Non-Litigating Party" for purposes of this Article XII.

           12.2.2  Costs of Infringement Action.  In any action brought pursuant
                   ----------------------------
     to Section 12.2.1, the costs of the action shall be borne and any recovery shall be retained by the Litigating Party; provided, however, that if the
                                                --------  -------
     Litigating Party recovers damages attributable to (i) the profits of a third party infringer; or (ii) lost profits or lost sales of the Non-Litigating Party; or (iii) punitive damages against the third party infringer; then any net recovery to the Litigating Party (i.e. total amount of recovery, less court costs and attorneys' fees), shall be divided equally between Zonagen and SP Ltd. If SP Ltd. is the Litigating Party in an action to defend the right to the continued use of the Zonagen Trademark and is successful in obtaining a final judgment of a court of competent jurisdiction defending the right to the continued use of the Zonagen Trademark, then Zonagen shall reimburse SP Ltd. for half of its reasonable out-of-pocket net costs in obtaining the judgment (i.e., court costs and reasonable attorneys' fees less any recoveries received).

           12.2.3  Assistance in Actions.  In any action brought pursuant to
                   ---------------------
     Section 12.2.1, the Non-Litigating Party shall provide reasonable assistance and information to the Litigating Party and shall be reimbursed for its reasonable out-of-pocket costs and expenses.

                                  ARTICLE XIII
                              TERM AND TERMINATION

     13.1  Term and Expiration.  This Agreement shall be effective as of the
           -------------------
Effective Date and unless terminated earlier by mutual written agreement of the Parties or pursuant to Sections 13.2 or 13.3 below, the Term of this Agreement shall continue in effect until expiration of the last to expire Patent Right incorporating a Valid Claim. The expiration or termination of this Agreement shall not

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

have the effect of causing the expiration or termination of the Ex-U.S. License Agreement. Upon expiration of this Agreement, (i) SP Ltd.'s licenses, other than the licenses to use the Zonagen Trademarks, pursuant to Section 2.1 and 2.2 shall become fully paid-up, perpetual nonexclusive licenses and (ii) SP Ltd.'s license, pursuant to Section 2. 1, to use the Zonagen Trademarks, shall become a fully paid-up, perpetual exclusive license (exclusive even as to Zonagen).

    13.2  Termination by SP Ltd. Notwithstanding anything contained herein
          ----------------------
to the contrary, SP Ltd. shall have the unilateral right, but not the obligation, to terminate this Agreement, in its sole discretion, upon written notice to Zonagen if any of the following occur:

               (a) the results of the *** do not permit the filing of an NDA in the United States or an HRD in any country of the Territory, for the Licensed Product prior to ***; or

               (b) an NDA supporting Regulatory Approval, in the United States, of the Licensed Product with *** is not filed with and accepted for filing by the FDA on or before ***; or

               (c) Regulatory Approval permitting the sale of the Licensed Product with *** in the United States has not been granted on or before ***; or

               (d) the first Regulatory Approval permitting the sale of the Licensed Product in the United States does not contain labeling that SP Ltd., in its sole discretion, finds satisfactory; or

               (e) after Regulatory Approval permitting the sale of the Licensed Product in the United States, serious adverse events are reported with respect to the Licensed Product or the FDA requires a significant change in the labeling of the Licensed Product; or

               (f) a license from a third party is required in order to make, have made, use or sell the Licensed Product in a country of the Territory and the total royalty payable by SP Ltd. cumulatively to Zonagen and such third parties exceeds *** of SP Ltd.'s Net Sales of the Licensed Product in such country (under this Section 13.2 (f) SP Ltd. may elect instead to terminate this Agreement with respect to only those countries where such third party license is required).

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


     13.3 Termination.
          -----------

          13.3.1   Termination for Cause.  This Agreement may be terminated by
                   ---------------------
     notice by either Party at any time during the Term of this Agreement:

                   (i) subject to Section 14.2, if the other Party is in breach of its material obligations (other than a breach of SP Ltd.'s diligence obligations under Section 6.1 hereof) hereunder and has not cured such breach within ninety (90) days after notice requesting cure of the breach with reasonable detail of the particulars of the alleged breach or in the event that the breach cannot be reasonably cured within such *** period, the other Party has not initiated actions reasonably expected to cure the cited failure within *** of receiving notice; or

                   (ii) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party's business, or if a substantial portion of such Party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy
          --------  -------
          proceeding such right to terminate shall only become effective if the proceeding is not dismissed within *** after the filing thereof.

          13.3.2   Effect of Termination for Cause on License.
                   ------------------------------------------

                   (i)    Termination by SP Ltd. In the event SP Ltd.
                          ---------------------
          terminates this Agreement under Section 13.3. 1 (i), SP Ltd.'s licenses pursuant to Sections 2.1 and 2.2 shall become fully paid-up, perpetual licenses.

                   (ii)   Termination by Zonagen.  In the event that Zonagen
                          ----------------------
          terminates this Agreement under Section 13.3.1(i), then the rights and licenses granted to SP Ltd. under Sections 2.1 and 2.2 of this Agreement shall terminate and all rights to the Patent Rights Zonagen Know-How, Zonagen Trademarks, Licensed Compounds and Licensed Products shall revert to Zonagen. In such event, SP Ltd. will transfer to Zonagen any Regulatory Approvals relating to the Licensed Product in those countries of the Territory where this Agreement is so terminated. Additionally, the Parties will negotiate, in good faith, the grant by SP Ltd. of a license to Zonagen, on appropriate commercial terms, of any of SP Ltd.'s knowhow solely as such know-how relates to Zonagen's rights to manufacture and sell the Licensed Product.

                   (iii)  Effect of Bankruptcy.  In the event SP Ltd. terminates
                          --------------------
            this Agreement under Section 13.3.1(ii) or this Agreement is otherwise terminated under Section 13.3.1(ii), the Parties agree that SP Ltd., as a licensee of rights to intellectual property under this Agreement, shall retain and may fully exercise all of its rights and elections under Title 11, including as set forth in
            Section 14.8 hereof.

     13.4   Effect of Termination.  Expiration or termination of the Agreement
            ---------------------
shall not relieve the Parties of any obligation accruing prior to such expiration or termination, and the provisions of Article IX (other than Section 9.4) and XI shall survive the expiration of the Agreement. The provisions of
Section 9.4 shall survive any termination of this Agreement by SP Ltd. under
Section 13.3.1 because of a breach of this Agreement by Zonagen. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product(s) or Licensed Compound sold prior to such termination.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     14.1   Assignment.  Neither this Agreement nor any or all of the rights and
            ----------
obligations of a Party hereunder shall be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any third party other than an Affiliate of such Party, without the prior written consent of the other Party, and any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section 14.1 shall be a material breach of this Agreement by the attempting Party, and shall be void and without force or effect; provided, however, either Party may, without such
                         --------  -------
consent, assign the Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall be binding upon, and inure to the benefit of, each Party, its Affiliates, and its permitted successors and assigns. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

     14.2   Governing Law.  This Agreement shall be governed, interpreted and
            -------------
construed in accordance with the laws of the State of New Jersey, Without giving effect to conflict of law principles. The Parties expressly exclude application of the United Nations Convention for the International Sale of Goods. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement. In the event of the occurrence of such a dispute (except for a deadlock in a matter being considered by the JDC, the resolution of which shall be accomplished in accordance with the provisions of Section 4.8.4 hereof) either Party may, by written notice to the other Party, have such dispute referred to their respective officers (designated below) or their successors for attempted resolution by good faith negotiations within thirty (30) calendar days after such notice is received. Said designated officers are as follows:

     For SP Ltd.:        Executive Vice President,
                         Schering-Plough Pharmaceuticals

     For Zonagen:        President of Zonagen

In the event the designated officers are not able to resolve such dispute through good faith negotiations within such thirty (30) calendar day period, either Party may invoke the provisions of Schedule 14.2, Part II at any time within thirty (30) calendar days following the end of such thirty (30) calendar day period. Notwithstanding the foregoing, nothing in this Section 14.2 shall prohibit a Party from seeking temporary or injunctive relief from a court of competent jurisdiction pending the resolution of a dispute in accordance with the provisions of this Section 14.2

     14.3   Waiver.  Any delay or failure in enforcing a Party's rights under
            ------
this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

     14.4   Independent Relationship.  Nothing herein contained shall be deemed
            ------------------------
to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

     14.5   Export Control.  This Agreement is made subject to any restrictions
            --------------
concerning the export of products or technical information from the United States of America which may be imposed upon or related to Zonagen or SP Ltd. from time to time by the government of the United States of America. Furthermore, SP Ltd. agrees that it will not export, directly or indirectly, any technical information acquired from Zonagen under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

     14.6   Entire Agreement, Amendment.  This Agreement, including the Exhibits
            ---------------------------
and Schedules hereto and all the covenants, promises, agreements, warranties, representations, conditions and understandings sets forth the complete, final and exclusive agreement between the Parties and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. No understanding, agreement, representation or promise, not explicitly set forth herein, has been relied on by either Party in deciding to execute this Agreement.

     14.7   Notices.  Except as provided under Section 8.8 hereof, any notice
            -------
required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the Parties at the addresses and facsimile numbers indicated below.

     If to Zonagen, to: Zonagen, Inc.
                        2408 Timberloch Place, B-4
                        The Woodlands, Texas 77380
                        Attn.:   Joseph S. Podolski, President, CEO
                        Fax No.:  (281) 363-8796

     with copies to:    Cooley Godward, LLP
                        Five Palo Alto Square
                        300 El Camino Real
                        Palo Alto, CA 94306
                        Attn:   Robert L. Jones
                        Fax No.   (650) 857-0663

     If to SP Ltd., to: Schering-Plough Ltd.
                        Topferstrasse 5
                        6004 Lucerne
                        Switzerland
                        Attn.:   President
                        Fax No.:   (41)(41)418 16 30

     with copies to:    Schering Corporation
                        2000 Galloping Hill Road
                        Kenilworth, New Jersey 07033
                        Attn.: Law Department - Senior Legal Director, Licensing
                        Fax No.: (908) 298-2739

                        and

                        Schering Corporation
                        2000 Galloping Hill Road
                        Kenilworth, New Jersey 07033
                        Attn.:   Vice President,
                              Business Development
                        Fax No.:   (908) 298-5379

     Any such notice shall be deemed to have been received on the date actually received. Either Party may change its address or its facsimile number by giving the other Party written notice, delivered in accordance with this Section.

     14.8  Provisions for Insolvency.
           -------------------------

           14.8.1  Effect on Licenses.  All rights and licenses granted under or
                   ------------------
     pursuant to this Agreement by Zonagen to SP Ltd. are, for all purposes of
     Section 365(n) of Title 11 of the United States Code (with its foreign equivalent, the "Insolvency Statute"), licenses of rights to "intellectual property" as defined in the Insolvency Statute. Zonagen agrees that SP Ltd., as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Insolvency Statute. Zonagen agrees during the Term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against Zonagen under the Insolvency Statute, Zonagen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, an Insolvency Statute Trustee) shall,

               (i) as SP Ltd. may elect in a written request, immediately upon such request:

                    (A) perform all of the obligations provided in this
               Agreement to be performed by Zonagen including, where applicable and without limitation, providing to SP Ltd. portions of such intellectual property (including embodiments thereof) held by Zonagen and such successors and assigns or otherwise available to them; or

                    (B) provide to SP Ltd. all such intellectual property
               (including all embodiments thereof) held by Zonagen and such successors and assigns or otherwise available to them; and

               (ii) not interfere with the rights of SP Ltd. under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity.

           14.8.2  Rights to Intellectual Property.  If an Insolvency Statute
                   -------------------------------
     case is commenced by or against Zonagen, and this Agreement is rejected as provided in the Insolvency Statute, and SP Ltd. elects to retain its rights hereunder as provided in the Insolvency Statute, then Zonagen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, an Insolvency Statute Trustee) shall provide to SP Ltd. all such intellectual property (including all embodiments thereof) held by Zonagen and such successors and assigns, or otherwise available to them, immediately upon SP Ltd.'s written request. Whenever Zonagen or any of its successors or assigns provides to SP Ltd. any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 14.8, SP Ltd. shall have the right to perform the obligations of Zonagen hereunder with respect to such intellectual property, but neither such provision nor such performance by SP Ltd. shall release Zonagen from any such obligation or liability for failing to perform it.

          14.8.3  SP Ltd.'s Rights.  All rights, powers and remedies of SP Ltd.
                  ----------------
     provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Insolvency Statute) in the event of the commencement of an Insolvency Statute case by or against Zonagen.
     SP Ltd., in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, the Insolvency Statute) in such event. The Parties agree that they intend the foregoing SP Ltd. rights to tend to the maximum extent permitted by law, including, without limitation, for purposes of the Insolvency Statute:

               (i) the right of access to any intellectual property (including all embodiments thereof) of Zonagen, or any third party with whom Zonagen contracts to perform an obligation of Zonagen under this Agreement, and, in the case of the third party, which is necessary for the development, registration, manufacture and marketing of Licensed Compounds and/or Licensed Products; and

               (ii) the right to contract directly with any third party described in (i) to complete the contracted work.

          14.8.4  Deemed Grant of Rights.  In the event of any insolvency of
                  ----------------------
     Zonagen and if any statute and/or regulation in any country in the Territory requires that there be a specific grant or specific clause(s) in order for SP Ltd. to obtain the rights and benefits as licensee under this Agreement which are analogous to those rights under Section 365(n) of Title 11 of the United States Code, then this Agreement shall be deemed to include any and all such required grant(s), clause(s) and/or requirements.

           14.8.5  Security Interests.  In addition to any other rights granted
                   ------------------
     to SP Ltd. hereunder, with respect to any country in the Territory in which SP Ltd. reasonably determines that its rights set forth in this Section
     14.8 are nonexistent or inadequate to protect SP Ltd.'s interests in the licenses granted hereunder, Zonagen shall, upon SP Ltd.'s request, execute a security agreement, or any foreign equivalent, for each country in the Territory, granting SP Ltd. a secured interest in all intellectual property licensed to SP Ltd. under this Agreement.

      14.9     Force Majeure.  Failure of any Party to perform its obligations
               -------------
under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if such failure is due to any cause beyond the reasonable control of such non-performing Party ("force majeure"), unless conclusive evidence to the contrary is provided. Causes of nonperformance constituting force majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The Party affected shall promptly notify the other Party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

      14.10    Severability.  If any provision of this Agreement is declared
               ------------
illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court, provided, however, that in the
                                                 -----------------
event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provisions in light of the intent of this Agreement.

      14.11    Counterparts.  This Agreement shall become binding when any one
               ------------
or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

      14.12    Captions.  The captions of this Agreement are solely for the
               --------
convenience of reference and shall not affect its interpretation.

      14.13    Recording.  Each Party shall have the right, at any time, to
               ---------
record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the world, and each Party shall provide reasonable assistance to the other in effecting such recording, registering or notifying,

      14.14    Further Actions.  Each Party agrees to execute, acknowledge and
               ---------------
deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date set forth below.

ZONAGEN, INC.                                SCHERING-PLOUGH LTD.

By:/s/ Joseph S. Podolski                    By: /s/ David Poorvin
   ---------------------------                   ----------------------------
Title: President & CEO                       Title: Vice President
       -----------------------                      -------------------------
Date: November 15, 1997                      Date: November 15, 1997
      ------------------------                     --------------------------

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.

                                 SCHEDULE 1.22
                                 PATENT RIGHTS
                                 -------------

                                      ***

                                 SCHEDULE 4.4

                      ADVERSE EVENT REPORTING PROCEDURES
                      ----------------------------------


     The Parties hereby agree that the following terms will govern disclosures of each Party to the other with respect to adverse event reporting relating to the Licensed Product as clinically tested or marketed by or on behalf of either Party.

1.   An Adverse Event ("AE") is defined as:

     a) any experience which is adverse, including what are commonly described as adverse or undesirable experiences, adverse events, adverse reactions, side effects, or death due to any cause associated with, or observed in conjunction with the use of a drug, biological product, or device in humans, whether or not considered related to the use of that product:

          . occurring in the course of the use of a drug, biological product or device,

          . associated with, or observed in conjunction with product overdose, whether accidental or intentional,

          . associated with, or observed in conjunction with product abuse, and/or

          . associated with, or observed in conjunction with product withdrawal.

     b) Any significant failure of expected pharmacological or biologic therapeutical action (with the exception of in clinical trials).

2.   Serious or Non-Serious is defined as:

     a) A Serious AE is one that is life threatening or fatal, permanently disabling, requires or prolongs in-patient hospitalization or prolonged hospitalization, or is a congenital anomaly, cancer or overdose. In addition, end organ toxicity, including hematological, renal, hepatic, and central nervous system AEs, may be considered serious. In laboratory tests in animals, a serious AE includes any experience suggesting significant risk for human subjects.

     b) A Non-Serious AE is any AE which does not meet the criteria for a serious AE.

3. Life-threatening is defined as: the patient is at immediate risk of death from the AE as it occurs.

4. End-Organ Toxicity is defined as: A medically significant event or lab value change in which a patient may not necessarily be hospitalized or disabled, but is clinically significant enough to warrant monitoring (e.g. seizures, blood dyscrasias).

5.   Expected or unexpected is defined as:

     a) Expected AE - An AE which is listed in the Investigator's Brochure for clinical trials, included in local labeling (e.g., Summary of Licensed Product Characteristics) for Marketed Drugs, or in countries with no local labeling, in the Corporate Standard Prescribing Document.

     b) Unexpected AE - An AE that does not meet the criteria for an expected AE or an AE which is listed but differs from that event in terms of severity or specificity.

6. Associated with or related to the use of the drug is defined as: A reasonable possibility exists that the AE was caused by the drug.

7 . Unassociated or unrelated to the use of the drug is defined as: A reasonable possibility exists that the AE may not have been caused by the drug.

8. NDA Holder is defined as: An "Applicant" as defined in 21 CFR Part 314.3(b), for regulatory approval of an Licensed Product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

9. IND Holder is defined as: A "Sponsor" as defined in 21 CFR Part 313.1(b) of an investigational new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

10. Capitalized terms not defined in this Schedule shall have the meaning assigned thereto in the Agreement.

11.  With respect to the Licensed Product, the Parties agree as follows:

     All initial reports and any follow-up information (oral or written) for any and all Serious AEs as defined above (other than with respect to animal studies), which become known to either Party (other than from disclosure by or on behalf of the other Party) must be communicated by telephone, telefax or electronically directly to the other Party and/or the NDA Holder, IND Holder (individually and collectively referred to as "Holders") within forty-eight (48) hours of receipt of the information. Written confirmation of the Serious AE received by such Party should be sent to the other Party and/or the Holders as soon as it becomes available, but in any event within forty eight (48)hours of initial report of the Serious AE by such Party.

          Both Parties shall exchange Medwatch and/or CIOMs forms and other health authority reports within forty eight hours of submission to any regulatory agency.

          All initial reports and follow-up information received for all Non-Serious AEs for marketed Licensed Product which become known to a Party (other than from disclosure by or on behalf of the other Party) must be communicated in writing, by telefax or electronically to the other Party on a monthly basis, on Medwatch or CIOMs forms (where possible).

          Each Party shall coordinate and cooperate with the other whenever practicable to prepare a single written report regarding all Serious and/or Non-Serious AEs, provided, however, that neither Party shall be
                                  -----------------
          obligated to delay reporting of any AE in violation of applicable law or regulations regarding the reporting of adverse events.

12.  The Parties further agree that:

     a) a written report be forwarded to the other Party within forty eight hours of receipt by the Party making the report, for AEs for animal studies which suggest a potential significant risk for humans;

     b) Each Party will give the other Party a print-out or computer disk of all AEs reported to it and its Affiliates relating to the Licensed Product within the last year, within 30 days of receipt of a request from the other Party but not more often than four times a year;

     c) if either Party wishes access to AE Reports of the other Party relating to the Licensed Product, upon request of that Party, the other Party shall make available its AE records relating to the Licensed Product (including computer disks) for viewing and copying by the other Party. The Parties may discuss the transfer of AE Reports by computer disk.

     d) disclosure of information hereunder by a Party to the other Party shall continue as long as either Party and/or its Affiliates or designees continue to clinically test or market Licensed Product.

     e) all written regulatory reports, including periodic NDA, annual IND, safety updates, or foreign equivalents thereto, etc. shall be sent by a Party to the other Party within forty eight hours forty of submission to the appropriate regulatory agency. The Parties shall agree on a procedure for preparing these reports.

13. Each Party shall diligently undertake the following further obligations where both Parties are or will be commercializing the Licensed Product pursuant to the Agreement and/or performing clinical trials with respect to the Licensed
Product:

     a) upon the Effective Date, each Party shall identify individuals who shall be responsible for identifying all AE reporting requirements in all countries of the Territory as set forth in the Agreement, and any amendments thereto;

     b) to immediately consult with the other Party, with respect to the investigation and handling of any Serious AE disclosed to it by the other Party or by a third Party and to allow the other Party to review the Serious AE and to participate in the follow-up investigation;

     c) to immediately advise the other Party of any Licensed Product safety communication received from a health authority and consult with the other Party with respect to any Licensed Product warning, labeling change or change to an investigators' brochure involving safety issues proposed by the other Party, including, but not limited to the safety issues agreed to by the Parties;

     d) to diligently handle in a timely manner the follow-up investigation and resolution of each AE reported to it;

     e) to provide the other Party mutually agreed upon audit rights of its AE reporting system and documentation, upon prior notice, during normal business hours, at the expense of the auditing Party and under customary confidentiality obligations;

     f) to meet in a timely fashion from time to time as may be reasonably required to implement the adverse event reporting and consultation procedures described in this Schedule 4.4, including identification of those individuals in each Party's Drug Safety group who will be responsible for reporting to and receiving AE information from the other Party, and the development of a written standard operating procedure with respect to adverse event reporting responsibilities, including reporting responsibilities to investigators;

     g)  where possible, to transmit all data electronically;

     h) to report to each other any addenda, revisions or changes to the Agreement (e.g., change in territories, local regulations, addition of new licensors/licensees to the Agreement, etc.) which might alter the adverse event reporting responsibilities hereunder;

     i) to utilize English as the language of communication and data exchange between the Parties;

     j) to develop a system of exchange of documents and information in the event that the Agreement involves more than two Parties;

     k) to work together to develop an electronic system to transmit Adverse Event data.

14. The Parties may meet after the Effective Date of the Agreement to establish a separate agreement for adverse event exchange which will supersede this
Schedule 4.4.

*** This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. The omitted portion has been separately filed with the Commission.


                               SCHEDULE 10.2(M)
                        ZONAGEN-THIRD PARTY AGREEMENTS
                        ------------------------------

1.   ***

2.   ***

3.   ***

4.   ASSIGNMENT AGREEMENT BETWEEN ZONAGEN AND GAMOGEN, INC.

                                 SCHEDULE 14.2

                         DISPUTE RESOLUTION PROCEDURES
                         -----------------------------

1.   Procedures for resolving disputes of the JDC:

     a. Within ten (10) business days after the receipt of the notice provided for in Section 4.7.4 of this Agreement, each Party shall appoint an independent expert, knowledgeable in the field concerning the disputed matter (e.g., an expert in the field of developing pharmaceutical products for female sexual function indications), to serve on the special arbitration panel. The two independent experts so appointed by the Parties, shall, within ten (10) business days thereafter, appoint a neutral third independent expert, knowledgeable in the field concerning the disputed matter. Such neutral third independent expert shall serve as the chairperson of the special arbitration panel. Each of the members of the special arbitration panel shall be required to sign a secrecy agreement with respect to any information provided by either Party during the special arbitration procedure.

     b. Within five (5) business days after the chairperson of the special arbitration panel is appointed, each Party shall submit, to each member of the special arbitration panel and to the other Party, a written statement setting forth the relevant facts with respect to the disputed matter and arguments supporting such Party's position with respect to the resolution of the disputed matter.

     c. Within five (5) business days after such written statements are provided to the special arbitration panel, the panel and appropriate representatives of each Party shall meet so that the Parties can present oral arguments to the arbitration panel and the arbitration panel can have the opportunity to ask questions of the Parties. The location of such meeting shall be at the facility of SP Ltd.'s Affiliate (Schering Corporation) in Kenilworth, New Jersey if Zonagen requests the special arbitration and at Zonagen's facility in The Woodlands, Texas if SP Ltd. requests the special arbitration. Each Party shall have two (2) hours to present its arguments to the special arbitration panel and thirty (30) additional minutes to rebut the arguments made by the other Party. The Party requesting the special arbitration shall be the first to present its oral argument to the special arbitration panel.

     d. Within five (5) business days after such meeting, the special arbitration panel shall render a decision on the disputed matter, which decision shall be reduced to writing by the chairperson of the special arbitration panel and signed by each member of the special arbitration panel. The chairperson of the special arbitration panel shall be responsible for immediately providing a copy of the written decision to each Party. The decision of the special arbitration panel shall be binding upon the Parties.

     e. Nothing contained herein shall be construed to permit the arbitration panel or any court or any other forum to award punitive, exemplary or any other damages. By entering into this Agreement to arbitrate, the Parties expressly waive any claim for punitive, exemplary or any other damages with respect to the resolution of a deadlock by the JDC.

     f. Each Party shall be responsible for its own costs incurred in such arbitration procedures and the cost of the special arbitration panel shall be shared equally by the Parties.

II.  Procedures for resolving disputes other than disputes of the JDC:

Except as otherwise set forth in Part I above, any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement including disputes relating to an alleged breach or termination of this Agreement (but excluding disputes regarding the validity of any Patent Rights, which disputes may be submitted to the appropriate tribunal) shall be settled by binding arbitration in the manner set forth below:

          (a) Scope.  Subject to and in accordance with the terms of this
              -----
     Agreement and this Schedule 14.2, all differences, disputes, claims or controversies arising out of or in any way connected or related to this Agreement (other than those that are subject to the procedures set forth in Part I above), whether arising before or after the expiration of the term of this Agreement, and including, without limitation, its negotiation, execution, delivery, enforceability, performance, breach, discharge, interpretation and construction, existence, validity and any damages resulting therefrom or the rights, privileges, duties and obligations of the Parties under or in relation to this Agreement (including any dispute as to whether an issue is arbitrable), which are not otherwise resolved in accordance with Section 14.2 of this Agreement, shall be referred to binding arbitration in accordance with the rules of the American Arbitration Association, as in effect at the time of the arbitration.

          (b) Parties to Arbitration.  For the purposes of each arbitration
              ----------------------
     under this Agreement, SP Ltd. shall constitute one Party to the arbitration and Zonagen shall constitute the other Party to the arbitration.

          (c) Notice of Arbitration.  A Party requesting arbitration hereunder
              ---------------------
     shall give a notice of arbitration to the other Party containing a concise description of the matter submitted for arbitration, including references to the relevant provisions of the Agreement and a proposed solution (a "Notice of Arbitration"). Notice of Arbitration shall be delivered to the other Party in accordance with Section 14.7 of the Agreement.

          (d) Response.  The non-requesting Party must respond in writing within
              --------
     forty-five (45) days of receiving a Notice of Arbitration with an explanation, including references to the relevant provisions of the Agreement and a response to the proposed solution and suggested time frame for action. The non-requesting Party may add additional issues to be resolved.

          (e) Meeting.  Within fifteen (15) days of receipt of the response from
              -------
     the non-requesting Party pursuant to Paragraph (d), the Parties shall meet and discuss in good faith options for resolving the dispute. The requesting Party must initiate the scheduling of this resolution meeting. Each Party shall make available appropriate personnel to meet and confer with the other Party during such fifteen (15) day period.

          (f) Selection of Arbitrator.  Any and all disputes that cannot be
              -----------------------
     resolved pursuant to Paragraphs (c), (d) and (e) shall be submitted to an arbitrator (the "Arbitrator") to be selected by mutual agreement of the Parties. Unless the Parties otherwise agree, the Arbitrator shall be a retired judge of a state or federal court, to be chosen from a list of such retired judges to be prepared jointly by. the Parties, with each Party entitled to submit the names of three such retired judges for inclusion in the list. No Arbitrator appointed or selected hereunder shall be an employee, director or shareholder of, or otherwise have any current or previous. relationship with, any Party or its respective Affiliates. If the Parties fail to agree on the selection of the Arbitrator, the Arbitrator shall be designated by a judge of the Federal District Court in New Jersey upon application by either Party.

          (g) Powers of Arbitrator.  The Arbitrator may determine all questions
              --------------------
     of law and jurisdiction (including questions as to whether a dispute is arbitrable) and all matters of procedure relating to the arbitration. The Arbitrator shall have the right to grant legal and equitable relief (including injunctive relief) and to award costs (including reasonable legal fees and costs of arbitration) and interest. The Arbitrator is not empowered to award punitive, exemplary or any similar damages.

     (h)  Arbitration Procedure.  In the event that SP Ltd. is the Party
          --------------------------
requesting arbitration, the arbitration shall take place in the State of Texas unless otherwise agreed by the Parties, at such place and time as the Arbitrator may fix for the purpose of hearing the evidence and representations that the Parties may present. In the event that Zonagen is the Party requesting arbitration, the arbitration shall take place in the State of New Jersey unless otherwise agreed by the Parties at such place and time as the Arbitrator may fix for the purpose of hearing the evidence and representations that the Parties may present. The arbitration proceedings shall be conducted in the English language. The law applicable to the arbitration shall be the law of the State of New Jersey. No later than twenty (20) business days after hearing the representations and evidence of the Parties, the Arbitrator shall make its determination in writing and deliver one copy to each of the Parties.

          (i) Discovery and Hearing.  During the meeting referred to in
              ---------------------
     Paragraph (e) of Part II of this Schedule 14.2, the Parties shall negotiate in good faith the scope and schedule of discovery, relating to depositions, document production and other discovery devices, taking into account the nature of the dispute submitted for resolution. If the Parties are unable to reach agreement as to the scope and schedule of discovery, the Arbitrator may order such discovery as it deems necessary. To the extent practicable taking into account the nature of the dispute submitted for resolution, such discovery shall be completed within sixty (60) days from the date of the selection of the Arbitrator. At the hearing, which shall commence within twenty (20) days after completion of discovery unless the Arbitrator otherwise orders, the Parties may present testimony (either live witness or deposition), subject to cross-examination, and documentary evidence. To the extent practicable taking into account the nature of the dispute submitted for resolution and the availability of the Arbitrator, the hearing shall be conducted over a period not to exceed thirty (30) consecutive business days, with each Party entitled to approximately half of the allotted time unless otherwise ordered by the Arbitrator. The Arbitrator shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the hearing.

          (j) Witness Lists.  At least twenty (20) business days prior to the
              -------------
     date set for the hearing, each Party shall submit to each other Party and the Arbitrator a list of all documents on which such Party intends to rely in any oral or written presentation to the Arbitrator and a list of all witnesses, if any, such Party intends to call at such hearing and a brief summary of each witness' testimony. At least five (5) business days prior to the hearing, each Party must submit to the Arbitrator and serve on each other Party a proposed findings of fact and conclusions of law on each issue to be resolved. Following the close of hearings, the Parties shall each submit such post-hearing briefs to the Arbitrator addressing the evidence and issues to be resolved as may be required or permitted by the Arbitrator.

          (k) Confidentiality.  The arbitration proceedings shall be
              ---------------
     confidential and, except as required by law, no Party shall make, or instruct the Arbitrator to make, any public announcement with respect to the proceedings or decision of the Arbitrator without the prior written consent of the other Party. The existence of any dispute submitted to arbitration and the award of the Arbitrator shall be kept in confidence by the Parties and the Arbitrator, except as required in connection with the enforcement of such award or as otherwise required by law.

          (1) Awards and Appeal.  Subject to the provisions of this Schedule
              -----------------
     14.2, the decision of the Arbitrator shall be final and binding upon the Parties in respect of all matters relating to the arbitration, the conduct of the Parties during the proceedings, and the final determination of the issues in the arbitration. There shall be no appeal from the final determination of the Arbitrator to any court, except in the case of fraud or bad faith on the part of the Arbitrator or any Party to the arbitration proceeding in connection with the conduct of such proceedings. Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof

          (m) Costs of Arbitration.  The costs of any arbitration hereunder
              --------------------
     shall be borne by the Parties in the manner specified by the Arbitrator in its determination.

          (n) Performance of the Agreement.  During the pendency of the
              ----------------------------
     arbitration proceedings, each Party shall continue to perform its obligations under this Agreement. Notwithstanding the foregoing, in the event that SP Ltd. makes payments pursuant to Sections 7.1, 7.2 or 7.3 and it is subsequently determined by the Arbitrator that SP Ltd. was not required to make such payment(s) then Zonagen shall promptly repay to SP Ltd. all such payments. For purposes of this Paragraph (n) the term "pendency of the arbitration proceeding" shall mean the period starting on the date on which arbitration proceedings are commenced by a Party in accordance with Paragraph (c) of Part II of this Schedule 14.2 and ending on the date on which the Arbitrator delivers its final determination in writing to the Parties.